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                           NORTH CENTRAL PLAZA THREE



                          STANDARD FORM OFFICE LEASE


                                   BETWEEN


         Zell/Merrill Lynch Real Estate Opportunity Partners Limited
                  Partnership II ("LANDLORD"), by its agent,
                       Equity Assets Management, Inc,


                                      AND


                        Lafarge Corporation ("TENANT")

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                               TABLE OF CONTENTS

I.       Basic Lease Information; Definitions                               1
II.      Lease Grant                                                        3
III.     Possession                                                         3
IV.      Use                                                                3
V.       Rent                                                               3
VI.      Security Deposit                                                   4
VII.     Services to be Furnished by Landlord                               4
VIII.    Leasehold Improvements                                             6
IX.      Graphics                                                           6
X.       Repairs and Alterations                                            6
XI.      Use of Electrical and HVAC Services by Tenant                      7
XII.     Entry by Landlord                                                  7
XIII.    Assignment and Subletting                                          7
XIV.     Liens                                                              9
XV.      Indemnity and Waiver of Claims                                     9
XVI.     Tenant's Insurance                                                10
XVII.    Subrogation                                                       11
XVIII.   Landlord's Insurance                                              11
XIX.     Casualty Damage                                                   11
XX.      Demolition                                                        12
XXI.     Condemnation                                                      12
XXII.    Events of Default                                                 13
XXIII.   Remedies                                                          13
XXIV.    LIMITATION OF LIABILITY                                           15
XXV.     No Waiver                                                         15
XXVI.    Event of Bankruptcy                                               15
XXVII.   Quiet Enjoyment                                                   15
XXVIII.  Relocation                                                        16
XXIX.    Holding Over                                                      16
XXX.     Subordination to Mortgages                                        17
XXXI.    Attorney's Fees                                                   17
XXXII.   Notice                                                            17
XXXIII.  Landlord's Lien                                                   18

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XXXIV.   Excepted Rights                                                   18
XXXV.    Surrender of Premises                                             19
XXXVI.   Miscellaneous                                                     19
XXXVII.  Entire Agreement                                                  20

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                           OFFICE LEASE AGREEMENT

     This Office Lease Agreement (the "Lease"), is made and entered into as of the 26 day of February, 1993, by and between Zell/Merrill Lynch Real Estate Opportunity Partners Limited ("Landlord") by its Agent, Equity Assets Management, Inc. end Lafarge Corporation, a Maryland corporation ("Tenant").

     I.  BASIC LEASE INFORMATION; DEFINITIONS.

         A. The following is some of the basic lease information and defined terms used in this Lease.

             1. "Broker" means The Swearingen Company.

             2. "Building" shall mean the office building located at 12801 North Central Expressway, Dallas County, State of Texas commonly known as North Central Plaza Three and located on the real property described on Exhibit A-2.

             3. The "Lease Term" shall mean a period of sixty (60) months commencing on April 1, 1993 (the "Commencement Date") and, unless sooner terminated as provided herein, ending on March 31, 1998 (the "Termination Date"), provided, however, with respect to Suites 1250 and 1270 only the "Lease Term" shall mean a period of nine (9) months commencing on April 1, 1993 and, unless sooner terminated as provided herein, ending on December 31, 1993.

             4. INTENTIONALLY OMITTED

             5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Premises pursuant to the Work Letter Agreement attached hereto as Exhibit "C".

             6. "Notice Addresses" shall mean the following addresses for Tenant and Landlord respectively:

                 Tenant:

                 Lafarge Corporation
                 12801 North Central Expressway
                 Suite 250
                 Dallas, Texas 75243
                 Attn: Bert Houle

                 With a copy to:

                 Thompson & Knight
                 3300 First City Center
                 1700 Pacific Avenue
                 Dallas, TX 75201
                 Attn: William R. Wright

                 Landlord:

                 First Office Management
                 12801 North Central Expressway
                 Suite 400
                 Dallas, Texas 75243
                 Attention: Building Manager

                 With a copy to:

                 Equity Assets Management, Inc.
                 c/o First Office Management
                 Two North Riverside Plaza
                 Suite 2200
                 Chicago, Illinois 60606
                 Attention: General Counsel

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                 Payments of Rent only shall be made payable to the order of
                 North Central Plaza Three at the following address:

                 First Office Management
                 12801 North Central Expressway
                 Suite 400
                 Dallas, Texas 75243

             7. "Permitted Use" shall mean: Sales and administrative operations. Landlord acknowledges the Premises shall be occupied by Lafarge Construction Materials, a division of Tenant.

             8. "Premises" shall mean the area located on the second (2nd) and twelfth (12th) floors of the building and outlined on Exhibit A and A-1 attached hereto and incorporated herein and known as Suites #250, #1260 and #1270.

             9. "Prepaid Rental": INTENTIONALLY OMITTED

            10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of the Building's public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, fire protection and elevators. With respect to the period beginning on the Commencement Date and ending on December 31, 1993, the Rentable Area of the Premises is deemed for all purposes under this Lease to be 11,825. With respect to the period beginning on January 1, 1994 and ending on the Termination Date, the Rentable Area of the Premises is deemed for all purposes under this Lease to be 7,041. The "Rentable Area of the Building" is deemed for all purposes under this Lease to be 346,575 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Building constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

            11. "Security Deposit" shall mean the sum of $0.00

            12. "Tenant's Pro Rata Share" shall mean 3,41 percent (3.41%), which is the sum derived by dividing the Rentable Area of the Premises by The Rentable Area of the Building and multiplying the result thereof by one hundred (100), provided that effective as of January 1, 1994 "Tenant's Pro Rata Share" shall mean 2.03 percent (2.03%).

         B. The following are additional definitions of some of the defined terms used in the Lease.

             1. "Basic Costs" shall mean all direct and indirect costs and expenses incurred.in connection with the Property as more fully defined in Exhibit B-2.

             2. "Building Standard" shall mean the type, grade, brand, quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Building.

             3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other national holidays recognized by first-class office buildings in Dallas.

             4. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas and lobby areas (whether at ground level or otherwise), and other similar facilities.

             5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

             6. "Normal Business Hours" for the Building shall mean 7:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m, on Saturdays, exclusive of Holidays, and such other hours as Landlord may designate from time to time.

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             7. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

             8. "Property" shall mean the Building, the Building Garage, if any, all other improvements serving the Building and the tenants thereof and the parcel(s) of land on which they are located.

     II. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

    III. POSSESSION. By taking possession of the Premises, Tenant is deemed to have;

          1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof; and

          2. agreed that Landlord has no obligation to clean, decorate, alter, remodel, improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease.

     IV. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof.

      V.   RENT.

           A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof and the full amount of all parking charges, if any, due in accordance with this Lease (the "Additional Base Rental") and all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of non-building standard electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent." Except as otherwise provided herein, the Base Rental and Additional Base Rental for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and Additional Base Rental to Landlord without demand, provided that no Additional Base Rental shall be due during the 1993 calendar year. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed

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to be a waiver of Landlord's right to declare a default for any other late payment. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

          B. All Rent not paid within five (5) days after due and payable shall bear interest from the date due until paid at the lesser of: 1. eighteen percent (18%) per annum; or 2. the Maximum Rate. In addition, if Tenant fails to pay any installment of Base Rental, Additional Base Rental or any other item of Rent when due and payable hereunder and such failure continues for ten (10) days after notice from Landlord, a service fee equal to three percent (3%) of such unpaid amount will be due and payable immediately by Tenant to Landlord, provided that Tenant shall not be required to pay a service fee with respect to the first two late payments in any calendar year.

     VI.   SECURITY DEPOSIT. INTENTIONALLY OMITTED

    VII.   SERVICES TO BE FURNISHED BY LANDLORD.

           A. Subject to the provisions of Article XI below, Landlord, as part of Basic Costs, agrees to furnish Tenant the following services:

               1. Cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season in accordance with the specifications attached hereto as Exhibit G, or as required by governmental authority; provided, however, heating and air conditioning service at times other than Normal Business Hours for the Building shall be available to Tenant, on a per floor basis, by means of a Electronic Security Card Key system, based on a two hour minimum at the initial rate of $30.00 per hour. Such $30.00 per hour rate shall be subject to rate adjustments from time to time in direct proportion to T.U. Electric (or such other utility company supplying electricity to the Building) rate adjustments to the Building. Tenant shall pay Landlord, upon demand as additional rent, the entire cost of additional service as such costs are determined by Landlord from time to time.

               2. Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent deemed by Landlord to be standard for buildings of similar class, size, age and location.

               3. Janitor service on Business Days in accordance with the specifications attached hereto as Exhibit H, or such other comparable specifications as Landlord may specify; provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall, at Landlord's option, either (i) retain its own contractors (which contractor shall be subject to Landlord's reasonable approval) to do such work or, (ii) pay the additional cost reasonably attributable thereto as additional Rent upon presentation of statements therefor by Landlord. Landlord shall clean and maintain the entrance lobby and all public areas of the Building and Parking Garage in a manner suitable for first class office buildings in Dallas, Texas.

               4. Elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Premises during Normal Business Hours.

               5. Clean the exterior windows of the Premises at least twice a year.

     B. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations, Force Majeure (as hereinafter defined) or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth above. Notwithstanding anything to the contrary contained in this Section VII.B. If (i) Landlord ceases to furnish any service in the Building, and Tenant notifies Landlord of such cessation in writing (the "Interruption Notice"), (ii) such cessation does not arise as a result of an act or omission of Tenant, (iii) such cessation is not caused by a fire or other casualty (in which case Article XIX shall control), (iv) the repair or restoration of such service is reasonably within the control of Landlord, and
(v) as a result of such cessation, the Premises or a material portion thereof, is

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rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy for such cessation shall be as follows: on the first (1st) business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Base Rental and Additional Base Rental payable hereunder shall be abated on a per diem basis based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again.

     C. The Building will include a security system restricting access after normal business hours to the Building to only those tenants of the Building using magnetic coded cards and restricting access via the elevators to Tenant's exclusive floors within the Building to only those persons using magnetic coded cards issued to persons authorized by Tenant. Magnetic coded entry cards shall be issued to Tenant's employees without charge to Tenant or its employees; however, Landlord may charge to Tenant the reasonable cost of reissuing replacements for lost or damaged cards. Landlord shall furnish to Tenant monthly (unless sooner requested in the event of a breach of security), at Landlord's actual cost, if any, a computer printout of the log showing by card numbers the date and time of entry by persons to the Leased Premises during those hours when access to the Premises is restricted. Notwithstanding anything herein to the contrary, Tenant expressly acknowledges that Landlord shall not be deemed to have warranted the efficiency of any such security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury or property damage in, on or around the Property. Upon receipt of notice from Tenant, with respect to a malfunction of the security system, Landlord, as part of Basic Costs, shall promptly take whatever action is reasonably necessary to correct such malfunction in the security system.

   VIII.   LEASEHOLD IMPROVEMENTS.

     A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and incorporated herein, all installations and improvements now or hereafter placed on or in the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional Rent.

     B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personalty of Tenant ("Tenant's Property") shall be owned and insured by Tenant. Tenant shall be entitled to remove any Tenant's Property during normal business hours or after normal business hours, at Tenant's discretion, provided that Tenant complies with all of Landlord's reasonable rules and regulations with respect to the moving of Tenant's Property and, provided further, that Tenant's moving shall not disrupt the normal business activity of the Building. Notwithstanding anything herein to the contrary, Landlord may require Tenant to remove the computer room floor and any other property and equipment directly relating to the installation of a computer room in the Premises, including, without limitation, any supplemental air conditioning units, computer cabling throughout the Premises and any copper piping installed to provide condenser water to Tenant's supplemental air conditioning unit (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables on or before the expiration or earlier termination of this Lease and repair any damage caused by Such removal. If Tenant fails to remove the Required Removables after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs. Except as set forth above, Tenant shall not be required to remove any of the Landlord Work from the Premises. With respect to any additions, alterations and improvements installed in the Premises by Tenant subsequent to the performance of Landlord Work, Tenant may request in writing at the time it submits its plans and specifications for an alteration, addition or improvement, that Landlord advise Tenant whether Landlord will require Tenant to remove, at the termination of this Lease or Tenant's right to possession hereunder, such alteration, addition or improvement or any particular portion thereof and Landlord shall advise Tenant within twenty (20) days after receipt of Tenant's request as to whether Landlord will require removal; provided, however, Landlord shall have the right to require Tenant to remove any vault, stairway or computer room alterations installed in the Premises, regardless of whether Landlord timely notified Tenant that it would require such removal. Landlord shall not require Tenant to remove any usual office

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improvements such as gypsum board, partitions, ceiling grids and tiles, fluorescent lighting panels, building standard doors and carpeting.

     IX. GRAPHICS. Tenant's original building standard signage for the Premises and the two (2) directories located in the lobby of the Building will be included as part of Landlord's Work pursuant to Exhibit C to this Lease. Thereafter, Landlord shall provide and install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

     X.   REPAIRS AND ALTERATIONS.

          A. Tenant shall, at Tenant's own cost and expense, keep the Premises in good condition and repair, except to the extent such obligations are imposed upon Landlord pursuant to Section X.C. below and except for casualty damage and reasonable wear and tear. Such repairs shall restore the Premises to as good a condition as it was in prior to such damage and shall be effected in compliance with the reasonable directions of Landlord. If Tenant fails to make such repairs to the Premises promptly, Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to the Landlord on demand as additional Rent.

          B. Except with respect to the initial Landlord Work to be performed pursuant to Exhibit C (the approval of which is hereby granted by Landlord), Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any vending machines (other than the employee's lunch room), safes or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance. Prior to commencing any such work, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in accordance with section XVI.B, hereof; and indemnification in form and amount satisfactory to
Landlord.   All such improvements, alterations or additions shall be
installed in a good workmanlike manner using new materials. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Except with respect to the initial Landlord Work, Tenant shall reimburse Landlord upon demand as additional Rent for all reasonable and necessary sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invitees. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, but no such supervision shall impose any liability upon Landlord. In the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in the amount of five percent (5%) of the cost of such construction, provided that Landlord shall not be entitled to receive a supervision fee with respect to the initial Landlord Work and, provided further, that Landlord shall only be entitled to receive a supervision fee if the work being performed by Tenant involves the systems or structure of the Building or otherwise reasonably requires supervision by Landlord. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations.

          C. Landlord, as part of Basic Costs, shall keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: 1) all structural elements of the Building within the Premises, unless the need to make a structural alteration or repair results from Tenant's particular manner of use of the Premises, Tenant's particular design of the Premises, or any alterations, additions or improvements performed by or on behalf of Tenant in the Premises; and 2) all mechanical systems within the Premises, but only to the extent such have not been installed by Tenant or its contractors; and 3) all elements of the Building and the Premises necessary to provide the services described in Article VII, but only to the extent such have not been installed by Tenant or its contractors; and 4) the Building facilities common to all tenants including, but not limited to, the ceilings, lighting, HVAC, plumbing, walls and floors in the common areas. All repairs by Landlord shall be accomplished in a good and workmanlike manner using new materials and in compliance with all applicable laws of all controlling governmental authorities. Landlord will use reasonable efforts to perform all repair and maintenance to the Premises in such a manner as to limit, to the extent reasonably possible, any interference to the operation of Tenant's business in the Premises, unless emergency conditions exist that require immediate action. Notwithstanding anything herein to the contrary, Tenant shall be responsible for the cost of any alterations, repairs,

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changes and additions necessitated by the acts or omissions of Tenant,
Tenant's agents, employees and contractors.

     XI.   USE OF ELECTRICAL AND HVAC SERVICES BY TENANT.

           A. All building standard electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Base Rental or Basic Costs. If Landlord selects option (2) or (3), Tenant's calculation of Basic Costs shall not include electricity used by other tenants of the Building. Tenant's use of electrical and heating, ventilating and air conditioning ("HVAC") services furnished by Landlord shall not exceed, either in voltage, rated capacity, use or overall load, that which Landlord deems to be standard for the Building. In the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of that deemed by Landlord to be standard for the Building, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as additional Rent. Landlord shall have the right to separately meter electrical usage for the Premises at any time during the Lease Term or to use any other method of measuring electrical usage that Landlord, in its reasonable judgment, deems to be appropriate.

           B. If Landlord generates or Distributes electric current for the Building, Tenant shall obtain all current from Landlord and pay as additional Rent Landlord's charges therefor, provided, however, that if the cost of providing electricity is not included in Base Rental or Basic Costs, the charges to Tenant shall not exceed the rate that would be charged Tenant if billed directly by the local utility for the same services. Landlord may cease to furnish electricity upon 30 days prior written notice, provided within the 30 days Landlord connects with another source of electric supply.

    XII. ENTRY BY LANDLORD. After reasonable notice to Tenant (except in the event of an emergency), Landlord and its agents or representatives shall have the right to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

   XIII.   ASSIGNMENT AND SUBLETTING.

           A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: 1. the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; 2. the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; 3. the proposed use is different than the Permitted Use; 4. the proposed transferee is a government agency or occupant of the Building; or 5. Tenant is in default.

Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, such consent not to be unreasonably withheld, publicly offer or advertise the Lease for Transfer in any media. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action, and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

     Notwithstanding anything to the contrary contained herein or in Section XIII.D., Tenant may assign its entire Interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided: (i) Tenant is not in default under this Lease; (ii) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (iii) with respect to a merger, consolidation or sale of substantially all of the assets of Tenant, such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth at the date of the Transfer;
(iv) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (v) in no event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of such Corporate Transfer. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock is owned by Tenant.

          B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least 45 days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including; without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of
Section XIII.A. above, Landlord may, during said 45-day period, 1. consent to or refuse to consent to such Transfer in writing; or 2. negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee, terminate this Lease (in part or in whole, as appropriate) upon thirty (30) days' notice; or 3. cancel and terminate this Lease, in whole or in part as appropriate, upon 30 days notice. In the event Landlord consents to any such Transfer, the Transfer shall be in a form approved by Landlord, and Tenant shall bear all reasonable costs and expenses incurred by Landlord in connection with the review and approval of such documentation.

          C. Fifty percent (50%) of all cash or other proceeds (the "Transfer Consideration") of any Transfer of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord and Tenant hereby assigns fifty percent (50%) of all rights it might have or ever acquire in any such proceeds to Landlord. In addition to the Rent hereunder, Tenant hereby covenants and agrees to pay to Landlord fifty percent (50%) of all rent and other consideration which it receives which is in excess of the Rent payable hereunder within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

          D. If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests in the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty per cent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed.

          E. Any Transfer consented to by Landlord in accordance with this
Article XIII shall be only for the Permitted Use and for no other purpose, and in no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

    XIV. LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Promises or Tenant's leasehold interest therein, the Building, of the real estate associated therewith. Landlord's title to the Building and Property is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within 5 days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees (if and to the extent permitted by law) shall, be paid by Tenant to Landlord on demand as additional Rent. Notwithstanding the foregoing, if any such lien affects only Tenant's leasehold interest and does not affect Landlord's interest in the Premises, the Building or the real estate associated herewith, Tenant shall have the right, after written notice to Landlord, to contest in good faith and with all due diligence any such mechanic's lien. In such event, Tenant shall not be required to pay any claim secured by such mechanic's lien prior to the rendering of a judgment against Tenant with respect to such lion, provided that Tenant shall comply with the provisions of all applicable laws with respect to the contesting of such lien, including, without limitation, the posting of any required bonds. The foregoing shall not imply any right on the part of Tenant to affect Landlord's interest in the Leased Premises or the Building.

     XV.   INDEMNITY AND WAIVER OF CLAIMS.

           A. Except for losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses resulting from the negligence of Landlord and any Landlord Related Parties (hereinafter defined) and subject to the provisions of Article XVII hereof, Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and any Mortgagee(s) (collectively the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with the use, occupancy or maintenance of the Premises by, through or under Tenant and (without limiting the generality of the foregoing) any of the following: 1. any work or thing done in, on or about the Premises or any part thereof by Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees; 2. any use, non-use, possession, occupation, condition, operation or maintenance of the Premises or any part thereof; 3. any act or omission of Tenant or any of its transferees, agents, servants, contractors, employees, customers, licensees or invitees, regardless of whether such act or omission occurred within the Premises; 4. any injury or damage to any person or property occurring in, on or about the Premises or any part thereof; or 5. any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel approved by Landlord or, at Landlord's option, reimburse Landlord for the reasonable and necessary cost of any counsel retained directly by Landlord to defend and resist such action or proceeding.

          B. Unless caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties, Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property. sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Property, including, without limitation, claims for loss, theft or damage resulting from: 1. the Premises, Building, or Property, or any equipment or appurtenances becoming out of repair; 2. wind or weather: 3. any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; 4. broken glass; 5. the backing up of any sewer pipe or downspout; 6. the bursting, leaking or running of any tank, water closet, drain or other pipe; 7, the escape of steam or water; 8. water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; e. the falling of any fixture, plaster, tile or other material; 10. any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work; or 11. any other cause of any nature except where such loss or damage is due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs. To the maximum extent permitted by law, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant is herein given the right to use, at Tenant's own risk.

          C. Except for losses, liabilities, obligations, damages, penalties; claims, costs, charges and expenses resulting from the negligence of Tenant and/or its agents, employees or contractors, and subject to the provisions of
Article XVII hereof, Landlord shall indemnify, defend and hold Tenant, its principals, agents and employees (collectively the "Tenant Related Parties") harmless from and against all liabilities, obligations, damages (other than consequential damages), penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees, which may be imposed upon, incurred by, or asserted against Tenant or any of the Tenant Related Parties and arising, directly or indirectly, out of or in connection with any of the following:(i) any work or thing done in, on or about the Building or any part thereof by Landlord or any of its agents, contractors or employees; (ii) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Building or any part thereof by Landlord or any of its agents, contractors or employees (iii) any act or omission of Landlord or any of its agents, contractors or employees; and (iv) any injury. or damage to any person or property occurring in, on or about the Building or any part thereof; provided, however, that in each case such liability, obligation, damage, penalty, claim, cost, charge or expense results from the negligence of Landlord and/or its agents, employees or contractors.

    XVI.   TENANT'S INSURANCE.

           A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole coat and expense:

              1. Commercial General Liability insurance with a Broad Form General Liability Endorsement applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single Limit of Two Million Dollars ($2,000,000).

              2. All Risks of Physical Loss insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

              3. Workers Compensation insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000.000) per occurrence.

          B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed. Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined Single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

     C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. All policies evidencing Tenant's Insurance (except for Workers Compensation) shall specify Tenant and the "owner(s) of the Building and its (or their) respective principals, beneficiaries, partners, officers, Directors, employees, agents and mortgagee(s)" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds.
Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the. Insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance. Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to' be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

          D. Tenant shall not do or fail to do anything in, upon or about the Premises which will; 1. violate the terms of any of Landlord's Insurance policies; 2. prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or 3. result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium. If Tenant jails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as additional Rent, the cost of all premiums thereon and all of Landlord's' costs associated therewith. Notwithstanding the foregoing, so long as Tenant complies with all of the terms and conditions of this Lease, the use of the Premises for the Permitted Use will not violate any insurance maintained by Landlord, prevent Landlord from obtaining insurance, or result in an increase in the cost of insurance coverage for which Tenant will be responsible (other than through inclusion in Basic Costs).

   XVII. SUBROGATION. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee[s], for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or any other cause, regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee(s), which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises of any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

  XVIII.   LANDLORD'S INSURANCE. Landlord shall maintain full replacement cost, property insurance on the Building. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees' of Landlord as their interests shall appear. Landlord may, at its option, elect to self insure.

    XIX. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that, based on the reasonable estimate of Landlord's general contractor, it will take longer than two hundred twenty-five (225 days to restore the Building to the condition that existed prior to the fire or other casualty whether or not the Premises shall have been damaged by such casualty) or in the event the Premises have been damaged and there is less than two (2) years of the Lease Term remaining on the date of such casualty or in the event any Mortgagee should requite that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination with in ninety (90) days after the date of such casualty. Such termination shall be effective as of the date of fire or casualty, with respect to any portion of the Premises that was rendered untenantable, and the date specified in Landlord's notice, with respect to any portion of the Premises that remained tenantable. If Landlord does not elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building (provided that Landlord shall not be required to restore any unleased premises in the Building) and the Leasehold improvements (but excluding any improvements, alterations or additions made by Tenant in violation of this Lease) located within the Premises if any, which Landlord has insured to substantially the same condition they were in immediately prior to the happening of the casualty. Notwithstanding anything in this Article XIX to the contrary, if all or any portion of the Premises shall be made untenantable by a fire or other casualty, Landlord shall with reasonable promptness, cause an architect or general contractor selected by Landlord to estimate the amount of time required to substantially complete repair and restoration of the Premises and make the Premises tenantable again, using standard working methods (the "Completion Estimate"). If the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred twenty-five (225) days from the "date" the repair and restoration is started, either party shall have the right to terminate this Lease by giving written notice to the other of such election within ten (10) days after its receipt of, the Completion Estimate. If the Completion Estimate indicates that the Premises can be made tenantable within two hundred twenty-five (225) days from the date the repair and restoration is started and Landlord has not otherwise exercised its' right to terminate the Lease pursuant to the terms hereof, or if the Completion Estimate indicates that the Premises cannot be made tenantable within two hundred twenty-five (225) days but neither party terminates this Lease pursuant to this Article XIX, Landlord shall proceed with reasonable promptness to repair and restore the Premises, Notwithstanding the foregoing, if Landlord does not substantially complete the repair and restoration the Premises within two (2) months after the expiration of the estimated period of time set forth in the Completion Estimate, which period shall be extended to the extent of any Reconstruction Delays, then Tenant may terminate this Lease by written notice to Landlord within fifteen (15) days after the expiration of such period, as the same may be extended. For purposes of this Lease, the term "Reconstruction Delays" shall mean: (i) any delays caused by Tenant, and (ii) any delays caused by events of Force Majeure. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the Leasehold improvements, if any, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty. When repairs to the Premises have been completed by Landlord, Tenant shall complete the restoration or replacement of all Tenant's Property necessary to permit Tenant's reoccupancy of the Premises, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable, for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Landlord shall allow Tenant a fair diminution of Rent on a per diem basis during the time and to the extent the Premises are untenantable. Notwithstanding the, foregoing, if the Premises or any other portion of the Building is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or contractors, Tenant shall only be entitled to a diminution of Rent to the extent that such Rent is reimbursed to Landlord through rental interruption insurance maintained by Landlord. Landlord and Tenant hereby waive the provisions of any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

     XX.   DEMOLITION.  INTENTIONALLY OMITTED

    XXI. CONDEMNATION. If 1. the whole or any substantial part of the Premises or 2. any portion of the Building or Property which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease effective as of the date the physical taking of said Premises or said portion of the Building or Property shall occur. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro
Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party to Tenant's relocation costs and\or for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

PAGE 13 OMITTED

     (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

          2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, by force, if necessary, without having any civil or criminal liability therefor and without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Tenant or Landlord or otherwise, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord In its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such reletting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reigning or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such reletting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

          3. Enter upon the Premises by force if necessary without having any civil or criminal liability therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: a. the Maximum Rate, or b. the Prime Rate plus five percent (5%), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

          4. In order to regain possession of the Premises and to deny
     Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, or to limit access to the Premises in accordance with local law in the event of a default by Tenant, Landlord or its agent may, at the expense and liability of the Tenant, alter or change any or all locks or other security devices controlling access to the Premises. Tenant shall not be entitled to recover possession of the Premises, terminate this Lease, or recover any actual, incidental, consequential, punitive, statutory or other damages or award of attorneys' fees, by reason of Landlord's alteration or change of any lock or other security device and the resulting exclusion from the Premises of the Tenant or Tenant's agents, servants, employees, customers, licensees, invitees or any other persons from the Premises. Landlord may, without notice, remove and either dispose of or store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

          5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of: a. all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, b. an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Lease Term Discounted to present value at the prime rate then in effect, minus (ii) the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting, Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

     B. For purposes of this Lease, the term "Costs of Reletting" shall mean all reasonable costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, Rent loss during the period the Premises are vacant prior to reletting, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a now tenant or tenants, advertisement, marketing brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other reasonable out-of-pocket expenses incurred by Landlord.

     C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

     D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

     E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

   XXIV. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY ASSETS MANAGEMENT, INC, IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

    XXV. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

   XXVI. EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then;

          A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and, 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following:

               1. the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

               2. the hiring of security guards to protect the Premises if Tenant abandons and/or ceases operations; such obligation of Tenant only to be effective so long as Tenant remains in possession and control of the Premises to the exclusion of Landlord;

          B. "Adequate assurance of future performance" by Tenant and/or any assignee, of Tenant pursuant to Bankruptcy Code Section 368 will include (but not be Limited to) payment of an additional/new Security Deposit in the amount of three (3) times the then-current monthly Base Rental payable hereunder.

          C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

          D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of Section 502(b) (6) of the Bankruptcy Code.

          E. Notwithstanding Section XIII.C. of this Lease to the contrary, if this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, Landlord shall be entitled to one hundred percent (100%) of all such Transfer Consideration.

          F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice, of such proposed offer/assignment, setting forth 1. the name and address of such person or entity, 2. all of the terms and conditions of such offer, and 3. the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

   XXVII.   QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the Other terms of this Lease (including, without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during, its or their respective periods of ownership of the Landlord's interest hereunder.

   XXVIII.   RELOCATION.  Landlord, at its expense, shall be entitled to cause Tenant to relocate from the Premises one (1) time during the Lease Term to comparable space, in a comparable location in the Building, with comparable views as the Premises and containing approximately the same Rentable Area as the premises (the "Relocation Space") within the Building at any time upon sixty (60) days prior written notice to Tenant. Landlord agrees to reimburse Tenant for all reasonable costs actually incurred in connection with the Relocation, including the cost of reprinting existing stationary and business cards, moving telephones, graphics and similar items of expense. Such a relocation shall not affect this Lease except that from and after the date of such relocating, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined, and the Base Rental shall be adjusted so that immediately following such relocation the Base Rental for the Relocation Space per annum on a per square foot of Rentable Area basis shall be the same as the Base Rental per annum immediately prior to such relocation for the original Premises on a per square foot of Rentable Area basis.

   XXIX. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rental and one hundred percent, (100%) of the Additional Base Rental due for the period immediately preceding such holding over, provided if the holding over continues for more than sixty (60) days, effective as of the thirty-first day, holdover rent shall increase to 200% of the Base Rental and 100% of the Additional Base Rental due for the period immediately preceding such holding over. Notwithstanding the foregoing, in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

    XXX. SUBORDINATION TO MORTGAGES. Tenant, conditioned upon Tenant's right to receive a non-disturbance, subordination and attornment agreement as provide below, accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee"), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. Landlord hereby represents that, as of the execution date of this Lease, there are no Mortgages encumbering the Building. Tenant agrees upon demand to execute such instruments subordinating this Lease or attorning to the holder of any such Mortgage as Landlord may request, provided that Tenant's obligation to execute such subordination and attornment instruments shall be conditioned upon the applicable Mortgagee's agreement to enter into a non-disturbance, subordination and attornment agreement with Tenant on a customary mortgagee form of agreement, which form may include, without limitation, the requirement of notice to the Mortgagee, additional Time by the Mortgagee to cure defaults by the Landlord and a waiver and release of Mortgagee for defaults of Landlord arising prior to the date the Mortgagee takes title to the Building, Tenant shall be responsible for any fee or review costs (not to exceed $500.00) charged by the Mortgagee in connection with such non-disturbance, subordination and attornment agreement. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest, Tenant agrees that it will from Time to time upon request by Landlord and, within five days of the date of such request. execute and deliver to such persons as Landlord shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

   XXXI. ATTORNEY'S FEES. In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorney(s) (if and to the extent permitted by law) in connection therewith.

  XXXII.   NOTICE.  Whenever any demand, request, approval, consent or notice
("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent, by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.6. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by Law. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been Given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt, Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

     XXXIII. LANDLORD'S LIEN. Landlord shall be entitled to any and all lien rights granted under the laws of the state of Texas in connection with a default by Tenant hereunder. Notwithstanding the foregoing, provided Tenant is not in default hereunder, Landlord agrees to subordinate its security interest as described in this Article XXXIII to Tenant's lenders, ("Lender") if any, requiring a priority position under the following circumstances:

     (a) Lender is financing Tenant's purchase of the equipment or inventory in which Landlord is subordinating its security interest (the "Equipment");

     (b) Tenant shall furnish Landlord with a complete schedule of the Equipment financed pursuant to the terms hereof, which schedule shall be updated in the event of any changes;

     (c) Tenant shall be prohibited from financing, any non-moveable fixture or permanent improvement to the leasehold;

     (d) Tenant shall cause any and all Lenders to give Landlord notice of any public or private sale by such Lender of Tenant's Equipment;

     (e) no public or private sale by any Lender shall be held on the Premises; and

     (f) Landlord's subordination shall not be effective unless and until a separate agreement is entered into between Lender and Landlord respecting the conditions set forth herein.

     (g) Lender can enter the Premises for purpose of removal of the Equipment only if:

          (1)  permitted by the agreement between Lender and Tenant; and

          (2) Lender agrees to restore or repair all damage to the Premises caused by such removal; and

          (3) Lender gives Landlord notice in the event that any of Tenant's moveable trade fixtures or Equipment are removed from the Premises; and

          (4) Lender indemnifies Landlord for any claim, liability or expense (including reasonable attorney's fees) arising out of or in connection with Lender's removal of the Equipment and Lender's entry and activities upon the Premises.

     XXXIV. EXCEPTED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time: A. to change the Building's name or street address after sixty (60) days prior written notice; B. to install, fix and maintain signs on the exterior and interior of the Building; C, to designate and approve window coverings; D. to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; E. after reasonable notice, to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; F. to retain at all times and to use pass-keys to all locks, within and into the Premises; G. to approve the weight, size, or location of heavy equipment, articles in and about the Premises; H. to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; I. to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; and J. to grant to anyone the exclusive right to conduct any business or undertaking in the Building. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

     XXXV. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and casualty damage excepted. If Tenant falls to remove any of Tenant's Property within five (5) business days after the termination of this Lease or Tenant's right to possession hereunder, such Tenant's Property, or any portion thereof designated by Landlord, shall at Landlord's option, and without notice to Tenant, (a) be conclusively presumed to have been abandoned by Tenant and title to such items shall pass to Landlord, and/or (b) be removed and/or stored by Landlord at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord.

     XXXVI.  MISCELLANEOUS.

             A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

             B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

             C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

             D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

             E. Landlord shall have the right to transfer end assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

             F. Tenant hereby represents to Landlord that Lafarge Construction Materials, a division of Tenant, has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers, who have represented Tenant in connection with this Lease.

             G. If there is more than one Tenant, or if the Tenant is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

             H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: 1. that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; 2. that this Lease is binding upon Tenant; 3. that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; 4. that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and 5. that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, prior to the Commencement Date, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

             I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon ten (10) days prior written notice from Landlord, with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

             J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

             K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

             L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

             M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof, Landlord represents and covenants that it has full right, power and authority to make this Lease and that Tenant, upon the payment of the rentals and performing the covenant on Tenant's part to be performed hereunder, shall and may peaceably and quietly have, hold and enjoy the demised premises during the term hereof and any extensions thereof. Landlord agrees to make reasonable efforts to protect Tenant from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance.

     Landlord represents and warrants that it is the sole owner of the Building and the leased Premises, that it has the full right, power and authority to make this Lease and that no other person needs to join in the execution of this instrument in order for this lease to be binding on all parties having an interest in the demised premises and that it will execute or procure any further necessary assurances of title that may be reasonably required for the protection of Tenant.

             N. Landlord has delivered a copy of this Lease to Tenant for Tenant's, review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

    XXXVII. ENTIRE AGREEMENT. This Lease Agreement, including the following Exhibits:

             EXHIBIT A    -  Outline and Location of Premises

             EXHIBIT A-1  -  Outline and Location of Premises

             EXHIBIT A-2  -  Legal Description of Real Property

             EXHIBIT B-1  -  Schedule of Base Rental

             EXHIBIT B-2  -  Payment of Basic Costs

             EXHIBIT C    -  Work Letter Agreement (if required)

             EXHIBIT D    -  Rules and Regulations

             EXHIBIT E    -  Parking Agreement

             EXHIBIT F    -  Additional Terms

             EXHIBIT F-1  -  Offering Space

             EXHIBIT F-2  -  Advice

             EXHIBIT G    -  HVAC Specifications

             EXHIBIT H    -  Cleaning Specifications

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

ATTEST:                           LANDLORD:  Zell/Merrill Lynch Real Estate
                                  Opportunity Partners Limited Partnership II
/s/  DEBORAH ARNDT
----------------------------
Name (print): DEBORAH ARNDT       BY: EQUITY, ASSETS MANAGEMENT,
              --------------          INC.,as agent

----------------------------          By:  /s/  RICHARD BERK
Name (print):                            -----------------------------------
             ---------------          Name:  RICHARD BERK
                                            --------------------------------
                                      Title: VICE PRESIDENT
                                            --------------------------------

ATTEST:                           TENANT: Lafarge Corporation, a Maryland
                                          corporation
/s/  CAROLYN STIRES
----------------------------
Name (print): CAROLYN STIRES      By:  /s/  GORDON KENYON
              --------------         --------------------------------------
/s/  SHARON L. ROGERS             Name:  GORDON KENYON
----------------------------            -----------------------------------
Name (print): SHARON ROGERS       Title: PRESIDENT, LAFARGE CONSTRUCTION
              --------------             MATERIALS SOUTHERN U.S. REGION
                                        -----------------------------------

                                   EXHIBIT B-1

                             SCHEDULE OF BASE RENTAL

     This Exhibit is attached to and made of part of the Lease dated February 26, 1993 by and between Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, ("Landlord") by its agent Equity Assets Management, Inc. and Lafarge Corporation ("Tenant") for space in the Building located at 12801 N. Central Expressway, Dallas, Texas,

     Tenant shall pay Landlord the sum of Four Hundred Twenty-Four Thousand One Hundred Fifty-Three Dollars and 14/100 Cents ($424,153.14) as Base Rental for the Lease Term in sixty (60) monthly installments as follows:

     A. Nine (9) equal installments of $10,327.16 each payable on or before the first day of each month during the period beginning April 1, 1993 and ending December 31, 1993.

     B. Three (3) equal installments of $6,149.14 each payable on or before the first day of each month during the period beginning January 1, 1994 and ending March 31, 1994.

     C. Twelve (12) equal installments of $6,295.83 each payable on or before the first day of each month during the period beginning April 1, 1994 and ending March 31, 1995.

     D. Twelve (12) equal installments of $6,442.52 each payable on or before the first day of each month during the period beginning April 1, 1995 and ending March 31, 1996.

     E. Twelve (12) equal installments of $6,589.20 each payable on or before the first day of each month during the period beginning April 1, 1996 and ending March 31, 1997.

     F. Twelve (12) equal installments of $6,735.89 each payable on or before the first day of each month during the period beginning April 1, 1997 and ending March 31, 1998.

     All such Base Rental shall be payable by Tenant in accordance with the terms of Article V of the Lease.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                  LANDLORD: Zell/Merrill Lynch Real Estate
                                  Opportunity Partners Limited Partnership II

ATTEST:                           BY: EQUITY ASSETS MANAGEMENT, INC., as agent

/s/  DEBORAH ARNOT                    By:  /s/  RICHARD BERK
----------------------------             -------------------------------------
Name (print): DEBORAH ARNOT           Name:  RICHARD BERK
              --------------               -----------------------------------
                                      Title:  VICE PRESIDENT
----------------------------                ----------------------------------
Name (print):
             ---------------

                                  TENANT: LAFARGE CORPORATION

ATTEST:

/s/  CAROLYN STIRES               By:  /s/  GORDON KENYON
----------------------------         -----------------------------------------
Name (print): CAROLYN STIRES      Name:  GORDON KENYON
              --------------           ---------------------------------------
/s/  SHARON L. ROGERS             Title: PRESIDENT, LAFARGE CONSTRUCTION
----------------------------             MATERIALS, SOUTHERN U.S. REGION
Name (print): SHARON ROGERS             --------------------------------------
             ---------------
                                       22

                                    EXHIBIT A

                        Outline and Location of Premises


                                      [MAP]

                                   EXHIBIT A-1

                        Outline and Location of Premises


                                      [MAP]

                                   EXHIBIT A-2

                                Legal Description




Being a survey of a tract of land partly in the M. J. Sanchez Survey Abstract No. 1272 and partly in the A. A. Thomas Survey Abstract No. 1486, Dallas County, Texas; and being a part of Lot One (1), Block 1/7755 of the Replat of the James H. Coker Addition, an Addition to the City of Dallas as per map recorded in Volume 83197, Page 4902 of the Map Records of Dallas County, Texas; and being more particularly described as follows, to-wit:

COMMENCING at a point in the East line of Coit Road (25.00 feet from centerline) that is the Southwest corner of a certain 5.419 acre tract described in deed to Frank H. Atel, dated May 28, 1953, Deed Records Dallas County, Texas; Thence South 89 deg. 33 min. 52 sec. East, 381.77 feet to the most Southerly Southeast corner of said Coker Addition and the Southeast corner of a certain 211,865 square foot tract; Thence North, along an Easterly line of said Addition and said tract, 319.11 feet to the POINT OF BEGINNING of the tract described herein said Point being the Northwest corner of the Regency Central Plaza Addition.

THENCE North, continuing along an Easterly line of said addition and of said 211,865 square foot tract. 190.89 feet to a point in a North line of said Addition that is the most Easterly Northeast corner of said 211,865 S. F. Tract;

THENCE South 89 deg. 33 min. 52 sec. East, 218.72 feet;

THENCE North 00 deg. 06 min. 19 sec. East, 270.28 feet;

THENCE South 89 deg. 33 min, 07 sec. East, 160.90 feet to a point in the Westerly line of L. B. J. Freeway (I.H. 635):

THENCE southerly along the westerly line of said Freeway as follows: 1st around a curve to the right that has a Central Angle of 16 deg. 50 min. 10 sec., a Radius of 557.96 feet (the Radial Bearing at this point being South 44 deg. 42 min. 16 sec. West), a Tangent of 82.57 feet, and for a distance of
163.95 feet; 2nd South 28 deg. 27 min, 34 sec. East, 99.66 feet to the beginning of a curve to the right that has a Central Angle of 31 deg. 25 min. 59 sec., a Radius of 462.46 feet and a Tangent of 130.13 feet; 3rd. around said curve to the right, 253.71 feet to the Northeast corner of said Regency Central Plaza Addition;

THENCE North 89 deg. 33 min. 52 sec. West, along the North line of said Regency Central Plaza Addition, 580.92 feet to the POINT OF BEGINNING and containing 178,904 square feet of land.

                                   EXHIBIT B-2

                              PAYMENT OF BASIC COSTS

     This Exhibit is attached to and made a part of the Lease dated February 26, 1993 by and between Zell\Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, ("Landlord") by its agent Equity Assets Management, Inc, and Lafarge Corporation ("Tenant") for space in the Building located at 12801 N. Central Expressway, Dallas, Texas.

     BASIC COST ADJUSTMENT. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Base Rental hereunder Tenant's Pro Rata Share of the amount, if any, by which Basic Costs (as defined below) for the applicable calendar year exceed the Basic Costs for the Base Year (the "Excess"). For purposes hereof, the "Base Year" shall mean the calendar year 1993. Prior to the Commencement Date and prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of the Excess for the applicable calendar year. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Base Rental, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the Excess. Landlord shall have the right from time to time during any such calendar year to revise the estimate of the Excess for such year and provide Tenant with a revised statement therefor, and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Excess by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of the Excess for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Base Rental based on the previous years estimate of the Excess. Tenant shall pay Landlord for any underpayment upon demand. Any underpayment shall, at Landlord's option, be refunded to Tenant or credited against the installment of Additional Base Rental due for the month immediately following the furnishing of such estimate. Any amounts paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph A below, when actual Basic Costs are determined for such calendar year. Upon request by Tenant, Landlord shall provide Tenant with any reports, audits and other data supporting the estimated Basic Costs and estimated Excess as were used by Landlord to determine such estimates.

     A. BASIC COSTS RECONCILIATION. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs and the actual Excess for the previous calendar year. If for any calendar year the Additional Base Rental collected for the prior year, as a result of Landlord's estimate of Basic Costs, is in excess of Tenant's actual Pro Rata Share of the Excess for such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option, apply such amount against Additional Base Rental due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

     B. BASIC COSTS DEFINED. Basic Costs shall mean all reasonable direct and indirect costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property (inclusive of the Exterior Common Areas), including, without limitation, the following:

         (i) All labor costs for all persons performing services required or utilized in connection with the operation, repair and maintenance of and control of access to the Building and the Property, including but not limited to amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, workmen's compensation insurance, uniforms, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses incurred under the provisions of any collective bargaining agreement.

         (ii) All management fees, the cost of maintaining a management office at the Building, and all fees for legal and accounting services relating to the Building and the Property.

         (iii) All rental and/or purchase costs of materials, supplies, hand tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

         (iv) All amounts charged to Landlord by contractors and/or suppliers for services, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems.

         (v) All premiums and deductibles paid by Landlord for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Landlord's Mortgagee.

         (vi) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those charges for which tenants are individually responsible.

         (vii) Taxes, including (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes, for the Building's personal property, including license expenses, (iii) all franchise fees, (iv) all taxes imposed on services of Landlord's agents and employees (but excluding income and franchise taxes), (v) all sales, use or other tax, excluding state and/or federal income tax, now or hereafter imposed by any governmental authority upon Rent received by Landlord, (vi) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (vii) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building, but excluding income taxes.

         (viii) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas of the Property, if any.

         (ix) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or venetian blind cleaning, janitorial services, pest control, uniform supply, landscaping, and any parking equipment.

         (x) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants.

         (xi) The amortized cost of capital improvements made to the Building or the Property which are primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building or which are required to comply with any laws, rules or regulations of any governmental authority, the cost of such items to be amortized over a period of at least five (5) years. Such amortization shall be in accordance with generally accepted accounting principles and shall include interest at the rate of fifteen percent (15%) per annum compounded monthly.

     C. "Exterior Common Areas" shall mean those areas of the Property which are not located within the Building and which are provided and maintained for the use and benefit of Landlord and tenants of the Building generally and the employees, invitees and licensees of Landlord and such tenants, including, without limitation, any parking, garage, plaza, roads, sidewalks and landscapes.

     D. EXCLUSIONS FROM BASIC COSTS. Basic Costs shall not include the cost of capital improvements (except as above set forth), depreciation, interest (except as provided above with respect to the amortization of capital improvements), commissions and leasing costs, and principal payments on mortgage and other non-operating debts of Landlord.

     E. OCCUPANCY. Notwithstanding any language in the Lease seemingly to the contrary, if the Building is not fully occupied during the 1993 Calendar Year or any subsequent calendar year of the Lease Term, actual Basic Costs for purposes of this Exhibit B-2 shall, at Landlord's option, be determined as if the Building had been one hundred percent (100%) occupied during such year. Notwithstanding the foregoing, in no event shall Landlord, in any given calendar year during the Lease Term, collect more than its actual Basic Costs with respect to such calendar year

     F. AUDIT RIGHTS. Landlord agrees to keep necessary books and records reflecting the Basic Costs for the Building. Tenant, at its sole cost and expense, shall have the right, within one hundred twenty (120) days after receiving Landlord's statement of actual Basic Costs and the actual Excess for a particular calendar year, to review Landlord's books and records relating to the Basic Costs for such year. If within such one hundred twenty (120) day period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of actual Basic Costs, Tenant shall be deemed to have approved such statement in all respects. If Tenant's review discloses that the Basic Costs are different than those reported, Landlord and Tenant shall work together in good faith to resolve the discrepancy between Landlord's statement and Tenant's review. If Landlord and Tenant determine that Basic Costs are less than reported, Landlord shall forthwith pay to Tenant or credit Tenant the difference as may be shown to be paid or payable for actual Basic Costs. In addition if Landlord and Tenant determine that Basic Costs were overstated by more than five percent (5%), then Landlord shall pay the reasonable cost of such review by Tenant. Likewise, if Landlord and Tenant determine that Basic Costs are greater than reported, Tenant shall forthwith pay the difference to Landlord. Any information obtained by Tenant pursuant to the provisions of the Section shall be treated as confidential.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                            LANDLORD: ZELL/MERRILL LYNCH REAL
                                                      ESTATE OPPORTUNITY
                                                      PARTNERS LIMITED
                                                      PARTNERSHIP II

ATTEST:                                     BY: EQUITY ASSETS MANAGEMENT, INC.,
                                                as agent

/s/  DEBORAH ARNOT                              By:  /s/  RICHARD BERK
------------------------------                     ----------------------------
Name (print): DEBORAH ARNOT                     Name:  RICHARD BERK
             -----------------                       --------------------------
                                                Title:  VICE PRESIDENT
------------------------------                        -------------------------
Name (print):
             -----------------


                                            TENANT: LAFARGE CORPORATION
ATTEST:

/s/  CAROLYN STIRES                         By:  /s/  GORDON KENYON
------------------------------                 --------------------------------
Name (print):  CAROLYN STIRES               Name:  GORDON KENYON
              ----------------                   ------------------------------
/s/  SHARON L. ROGERS                       Title: PRESIDENT, LAFARGE
------------------------------                     CONSTRUCTION MATERIALS
Name (print): SHARON L. ROGERS                     SOUTHERN U.S. REGION
             -----------------                    -----------------------------

                                    EXHIBIT C

                                   WORK LETTER

     This Exhibit is attached to and made a part of the Lease dated February 26, 1993 by and between Zell\Merrill Lynch Real Estate Opportunity Partners Limited Partnership II ("Landlord"), by its agent Equity Assets Management, Inc. and Lafarge Corporation, a Maryland Corporation ("Tenant") for space in the Building located at 12801 North Central Expressway, Dallas, Texas.

     1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the portion of the Premises located on the second floor and known as Suite 250, it being agreed that Landlord shall not be required to perform improvements in any portion of the Premises other than Suite 250. All improvements described in this Work Letter to be constructed in and upon the Suite 250 by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work and all costs in connection therewith will be at Tenant's sole cost and expense, subject to the Allowance described herein. Landlord will commence the Landlord Work within five (5) business days following the last to occur of a) full and final execution of the Lease,
b) the full and final execution of a contract for the Landlord Work between Landlord and the General Contractor (hereinafter defined) and c) the payment to Landlord by Tenant of any Excess Costs (hereinafter defined).

     2. The Landlord Work shall be based on the space plans prepared by Interprise Southwest ("Tenant's Architect"), dated February 17, 1993. Tenant and Tenant's Architect shall devote such time in consultation with Landlord and Dunn Consulting Engineers ("Dunn") as may be required to provide, by no later than February 18, 1393, all information Dunn deems necessary to prepare engineering (mechanical, electrical and plumbing) drawings for the Landlord Work.

     3. The Landlord Work will be competitively bid by the following general contractors: a) Bullard Construction, Inc., b) Innerspace Construction, Inc.,
c) Pacific Builders, Inc., and d) Phoenix Commercial, Inc. The bids shall be sealed, and Tenant shall be present when the bids are opened. Tenant shall be entitled to participate in the preparation of the bid instructions, bid form and the clarification and qualification of any bids received. All things being equal, the lowest qualified bidder shall be accepted and awarded the contract for Landlord Work. The general contractor selected to perform the Landlord Work shall be referred to herein as the "General Contractor".

Landlord shall enter into a direct Contract with the General Contractor for the performance of the Landlord Work. Tenant shall have the right to identify defects in the Landlord Work from time to time during the performance of the Landlord Work. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that the Landlord Work shall be submitted for bid based on a completion date of March 25, 1993. In the event that the Landlord Work in Suite 250 is completed prior to the Commencement Date, Tenant shall have the right to occupy Suite 250 for the purpose of conducting its business therein subject to all of the terms and conditions of the Lease, provided that Tenant shall not be required to pay Base Rental for Suite 250 with respect to the period beginning on the date or occupancy and ending on the day prior to the Commencement Date. Tenant's occupancy of any portion of the Premises other than Suite 250 prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, including, without limitation, the obligation to pay Base Rental for such period. Notwithstanding the foregoing, if (i) the Landlord Work in Suite 250 is not substantially complete by March 30, 1993 due to delays caused by Tenant and, as a result thereof or as a result of any other reason within the control of Tenant, Tenant fails to vacate its space on the sixteenth floor of the Building by March 30, 1993, and (ii) because of Tenant's failure to vacate, the landlord work in Suite 1600 is not substantially complete, by June 30, 1993 under the terms of the lease for such space with Lafarge Corporation, Cement Division, then, Tenant shall be obligated to reimburse Lafarge Corporation, Cement Division for any rental it is required to pay for space on the fifteenth floor or, if Lafarge Corporation is not permitted to occupy space on the fifteenth floor, for any rental it is required to pay for the portion of space on the sixteenth floor for which the landlord work is not substantially complete. The obligation to reimburse Lafarge Corporation, Cement Division shall commence on July 1, 1993 and continue for the number of days that Landlord was delayed in completing the landlord work on the sixteenth floor as a result of Tenant's failure to vacate the sixteenth floor space by March 30, 1993. For the sole purpose of this reimbursement obligation, Lafarge Corporation, Cement Division shall be considered a third party beneficiary of this Lease.

     4. In the event the aggregate cost of moving expenses, preparing and revising the Plans and performing Landlord Work pursuant to the accepted bid, shall exceed the Allowance (such amounts exceeding the allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs upon demand prior to the commencement of the Landlord Work. The amounts payable hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

     5. If Tenant shall request any change, addition or alteration in any of the Plans submitted for bid pursuant to paragraph 3 above, Landlord shall have such revisions to the Plans prepared, and Tenant shall reimburse Landlord for the cost thereof to the extent that the Allowance is exceeded. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost of Landlord Work, if any, which will be chargeable by reason of such change, addition or deletion. Tenant shall, within two (2) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion in Landlord Work. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration. Tenant shall be responsible for any increased costs in connection with such change, addition or deletion to the extent that the Allowance is exceeded and shall pay Landlord for such costs within five (5) days after demand from Landlord.

     6. Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed Ninety-Eight Thousand Five Hundred Seventy-Four and 00/100 Dollars ($98,574.00) to be applied toward the cost of any reasonable documented costs of moving Tenants furniture, equipment and other personal property into the Premises, the cost of preparing and revising the Plans and the cost of performing the Landlord Work in the Suite 250. In the event the Allowance shall not be sufficient to pay for all such costs, Tenant shall pay the Excess Costs as prescribed in paragraph 4 and 5 above. In the event the Allowance exceeds the cost of moving expenses, preparing and revising the Plans and Landlord Work, Tenant shall be entitled to receive a credit against Base Rental in an amount equal to the lesser of a) the unused balance of the Allowance, and b) Fourteen Thousand Eighty-Two Dollars and 00\100 Cents ($14,082.00). Except as provided in the foregoing sentence, the entire unused balance of the Allowance shall accrue to the sole benefit of Landlord it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto.

     7. Landlord, as part of the Landlord Work, shall perform all modifications to the existing sprinkler system in the Premises that are necessitated by the Plans and Tenant's layout of the Premises, including the relocation of existing sprinkler heads and the installation of necessary additional sprinkler heads. The cost of all such work shall be paid for out of the Allowance. Except to the extent arising out of or in connection with Tenant's particular use of the Premises or any alterations, additions or improvements to the Premises performed by or on behalf of Tenant subsequent to the completion of the Landlord Work, Landlord, at its expense (except to the extent included in Basic Costs) shall modify the fire sprinkler system at such times as may be necessary to avoid non-compliance with any changes in the applicable laws, statutes or ordinances governing fire sprinkler systems.

     8. This Exhibit C shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term off this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

     IN WITNESS WHEREOF, Lessor and Lessee have entered into this Exhibit C as of the date first above written.

                                       LANDLORD: Zell/Merrill Lynch Real Estate
                                                 Opportunity Partners Limited
                                                 Partnership II

                                                 BY:  Equity Assets Management,
                                                      Inc., an Illinois
                                                      Corporation, as agent

                                                      By: /s/  RICHARD BERK
                                                         ----------------------
                                                          VICE PRESIDENT


                                       TENANT:   Lafarge Corporation, a
                                                 Maryland Corporation

                                                 BY: /s/  GORDON KENYON
                                                    ---------------------------

                                   EXHIBIT D

                         BUILDING RULES AND REGULATIONS


     This Exhibit is attached to and made a part of the Lease dated February 26, 1993 by and between Zell/Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, ("Landlord") by its agent Equity Assets Management, Inc. and Lafarge Corporation ("Tenant") for space in the Building located at 12801 N. Central Expwy., Dallas, TX.

     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

     1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in common areas or elsewhere in or about the Building or Property.

     2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not in any case be responsible therefor.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors or other parts of the Building, except those of such color, size, style and in such places as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted into any part of the Premises or Building except by the Building maintenance personnel, nor shall any part of the Building be defaced by Tenant.

     4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board listing all Tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

     5. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys shall be returned to Landlord at the expiration or earlier termination of this Lease.

     6. Tenant will refer to Landlord for Landlord's supervision, approval, and control all contractors, contractor's representatives, and installation technicians rendering any service to Tenant, before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building, including but not limited to the installation of telephones, computer wiring, cabling, equipment, electrical devices, attachments and installations of any nature. Tenant shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

     7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant or any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of any such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to any persons resulting from such activity. If any equipment, property, and/or personnel of Landlord or any of any, other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

     8. Landlord shall have the power to prescribe the weight and position of safes and other heavy equipment or items, which in all cases shall not in the opinion of Landlord exceed acceptable floor loading and weight distribution requirements. All damage done to the Building by the installation or removal of any property of Tenant or done by Tenant's property while in the Building, shall be repaired at the expense of Tenant.

     9.  Corridor doors, when not in use, shall be kept closed.

     10. Tenant shall not: (i) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (ii) solicit business or distribute, or cause to be distributed, in any portion of the Building any handbills, promotional materials or other advertising; or (iii) conduct or permit any other activities in the Building that might constitute a nuisance.

     11. No animals, except seeing eye dogs, shall be brought into or kept in, on or about the Premises.

     12. No inflammable, explosive or dangerous fluid or substance shall be used or kept by Tenant in the Premises or Building. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or hereafter considered toxic or hazardous under the provisions of 42 U.S,C, Section 9601 et seq. or any other applicable environmental law which may now or hereafter be in effect. If Landlord does give written consent to Tenant pursuant to the foregoing sentence, Tenant shall comply with all applicable laws, rules and regulations pertaining to and governing such use by Tenant, and shall remain liable for all costs of cleanup or removal in connection therewith.

     13. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises or the Building; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

     14. Tenant shall not take any action which would violate Landlord's labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Landlord or any other tenant or occupant of the Building or with the rights and privileges of any person lawfully in the Building. Tenant shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Landlord, immediately terminate at anytime any construction work being performed in the Premises giving rise to such labor problems, until such time as Landlord shall have given its written consent for the resumption of such work. Tenant shall have no claim for damages of any nature against Landlord or any of the Landlord Related Parties in connection therewith, nor shall the date of the commencement of the Term be extended as a result thereof.

     15. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Promises. Tenant shall bear the cost and expense of such extermination services, provided that Tenant shall not be obligated to pay more for its participation in such termite and pest extermination services than the prevailing competitive rates charged by reputable independent termite and pest control exterminators for the same service on a direct and individual basis.

     16. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Landlord, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Tenant shall not furnish any cooling or heating to the Premises, including, without limitation the use of any electronic or gas heating devices, without Landlord's prior written consent.

     17. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant of the Building.

     18. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

     19. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements relative thereto.

     20. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may lend to impair the reputation of the Building or its desirability for Landlord or other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     21. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

     22. Canvassing, soliciting, and peddling in or about the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

     23. At no time shall Tenant permit or shall Tenant's agents, employees, contractors, guests, or invitees smoke in any common area of the Building, unless such common area has been declared a designated smoking area by Landlord.

                                  EXHIBIT E
                              PARKING AGREEMENT

     Landlord shall make available to Tenant, at no cost for the initial Lease Term (April 1, 1993 through March 31, 1998), provided Tenant is not in default under this Lease, throughout the Term of this Lease thirty-eight (38) parking permits (the "Permits") to allow access to the parking garage located in the Development (the "Building Garage") which is used in connection with the operation of the Building.(FNE.1.) In consideration therefor, Tenant will pay to Landlord as Additional Rent and with each installment of Base Rent due under the Lease, the Parking Charge hereinafter provided. The Permits shall only be valid between the hours of 5:00 a.m. and 11:00 p.m daily and between the hours of 5:00 a.m. and 11:00 p.m. on Saturdays, Sundays, and Holidays. Except with respect to any limited reserved parking that Landlord may establish and for which Landlord may increase the Parking Charge, all tenant parking in the Building Garage will be on a non-reserved, first-come, first-serve basis. Landlord may elect to establish parking zones in the Building Garage and if Landlord so elects, the Permits may be issued to specifically identified vehicles and the Parking Charge may relate to specified zone(s) as determined by Landlord. If Landlord implements a system whereby only specifically identified vehicles are granted Permits, other vehicles shall not be permitted to use the Building Garage without Landlord's prior written consent. Landlord reserves the right upon written notice posted in the Garage, to change the parking system for the Building Garage to provide special requirements for weekend, holiday or after hours usage and to temporarily close the Building Garage, or portions thereof to make such repairs or alterations as Landlord may deem appropriate.

     In consideration for the Permits, Tenant covenants and agrees to pay to Landlord during the initial Term of this Lease, as Additional Rental hereunder, a parking charge (the "Parking Charge") equal to the sum of $0.00 per month for each Permit issued to Tenant, and such Parking Charge shall be paid monthly in advance as hereinabove provided. A pro rata portion of such Parking Charge shall be payable for the (i) first partial calendar month of the Term of this Lease in the event the Commencement Date occurs on a date other than the first day of a calendar month, and (ii) for the last partial calendar month of the Term of the Lease in the event the term hereof expires on a date other than the last day of calendar month. The Parking Charge shall be subject to adjustment by Landlord upon Tenant exercising the Renewal Option pursuant to Section 4. of Exhibit F to the Lease with such adjustment to reflect Landlord's then current market charge for parking permits in the applicable section of the Garage. Such adjustment in the Parking Charge consistent with industry standards in comparative building, in comparable areas, and shall become effective on the first day of the first calendar month following the date of delivery of written notice by Landlord to Tenant of such adjustment in the Parking Charge. Tenant's obligation to pay the Parking Charge shall be considered an obligation to pay Rent for all purposes hereunder and shall be secured in like manner as is Tenant's obligation to pay Rent. Default in the payment of such Parking Charge shall be deemed to be a default in the payment of Rent. As additional consideration for the aforesaid Permits, Tenant hereby waives on behalf of itself and its agents and employees all claims, whether based on negligence or other grounds, against Landlord, its agents and employees arising out of any loss or damage to automobiles or other property while located in the Building Garage, or arising out of any personal injuries sustained in connection with the use of said Building Garage, and Tenant hereby covenants and agrees to specifically inform each of its employees and agents of the waiver of claims herein set forth.

(E.2.)

--------------------
FN E.1. and E.2. - see page E1(a)

FN E.1. - continued from Exhibit E

Of the thirty-eight (38) Permits granted to Tenant, thirty-one (31) shall be designated as non-reserved covered parking and seven (7) shall be designated as covered reserved parking. Effective December 31, 1993, Landlord shall rescind thirteen (13) of said Permits as follows: twelve (12) non-reserved parking spaces and one (1) reserved parking space; provided, effective
January 1, 1994, and during the remaining Lease Term, Landlord shall grant to Tenant twenty-five (25) Permits (nineteen (19) non-reserved and six (6) reserved). Notwithstanding the foregoing, effective January 1, 1994, Landlord shall have the right at anytime to rescind or assign to deck level status two (2) non-reserved parking spaces and one (1) reserved parking space of said twenty-eve (25) Permits if a) Landlord provides fifteen (15) days written notice of its intent to rescind or assign to deck level and b) at the time of said notice, Landlord has leased, including this Lease, ninety percent (90%) of the Building.

FN E.2. - continued from Exhibit E

During the Lease Term, Landlord shall keep in effect a system for restricting access to the Garage to those persons specifically authorized by Landlord to use the Garage. The manner in which Landlord restricts access (e.g. card key system, parking guard, etc.) shall be determined by Landlord in its reasonable discretion. Tenant expressly acknowledges that Landlord shall not be deemed to have warranted the efficiency of any such manner of restricting access to the Garage and that Landlord shall not be liable in any manner for any personal injury or property damage caused by unauthorized persons in the Garage. Upon receipt of notice from Tenant with respect to a malfunction of the system for restricting access to the Garage, Landlord, as part of Basic Costs, shall take whatever action is reasonably necessary to correct such malfunction in said system.












                                      E1(a)

     The failure to comply to timely pay the Parking Charge specified above, or to comply with the rules and regulations governing the use of the Building Garage, including but not limited to the rules establishing time limits on the use of said Permits, shall entitle Landlord, in addition to any other remedies provided hereunder, to terminate the Permits and tow any vehicles which are in violation of said rules and regulations from the Building Garage at the sole cost and expense od Tenant and without liability for damages resulting therefrom.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first written above.

                                       LANDLORD: Zell/Merrill Lynch Real Estate
                                                 Opportunity Partners Limited
                                                 Partnership II

ATTEST:                                BY:  EQUITY ASSETS MANAGEMENT, INC., as
                                            agent

/s/  DEBORAH ARNDT                          By:  /s/  RICHARD BERK
----------------------------                   -------------------------------
Name (print): DEBORAH ARNDT                 Name:  RICHARD BERK
             ---------------                     -----------------------------
                                            Title: VICE PRESIDENT
----------------------------                      ----------------------------
Name (print):
             ---------------

                                       TENANT:

ATTEST:                                Lafarge Corporation

/s/  CAROLYN STIRES                    By:  /s/  GORDON KENYON
-----------------------------             ------------------------------------
Name (print): CAROLYN STIRES           Name:  GORDON KENYON
              ---------------               ----------------------------------
/s/  SHARON L. ROGERS                  Title: PRESIDENT, LAFARGE CONSTRUCTION
-----------------------------                 MATERIALS, SOUTHERN U.S. REGION
Name(print): SHARON L. ROGERS                ---------------------------------
             ----------------

                                   EXHIBIT "F"
                                ADDITIONAL TERMS


     This Exhibit is attached to and made a part of the Lease dated February 26, 1993 by and between Zell\Merrill Lynch Real Estate Opportunity Partners Limited Partnership II, ("Landlord") by its agent Equity Assets Management, Inc. and Lafarge Corporation ("Tenant") for space in the Building located at 12801 N. Central Expressway, Dallas, Texas.

1.   RIGHT OF FIRST OFFER.

A. During the Offering Period (hereinafter defined), Tenant shall have the right of first offer (the "ROFO") with respect to the 1,980 rentable square feet on the second (2nd) floor of the Building shown cross-hatched on the demising plan attached hereto as Exhibit F-1 ("Offering Space"), which ROFO shall be exercised as follows: when Landlord has a prospect (the "Prospect") interested in leasing the Offering Space, Landlord shall advise Tenant, in substantially the same form as set forth on Exhibit F-2 (the "Advice"), of the terms under which Landlord is prepared to lease the Offering Space to Tenant for the remainder of the Lease Term, which terms shall reflect the prevailing market rate (as defined below) for the Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by executing and delivering to Landlord the notice of exercise portion of the Advice ("Notice of Exercise") within ten (10) days after the date of the Advice. For purposes hereof, the "Offering Period" shall mean the period beginning on the date hereof and ending on March 31, 1995. Notwithstanding the foregoing, Tenant shall have no right to lease Offering Space hereunder and Landlord need not provide Tenant with an Advice, if:

     1. Tenant is in default under the Lease at the time Landlord would otherwise deliver the Advice; or

     2. the Premises, or any portion thereof, is sublet to a non-Affiliate at the time Landlord would otherwise deliver the Advice; or

     3. the Lease has been assigned to a non-Affiliate at the time Landlord would otherwise deliver the Advice; or

     4. Tenant or its Affiliates are not occupying the Premises under this Lease at the time Landlord would otherwise deliver the Advice; or

     5. Offering Space is not intended, at the time the Notice of Exercise is given, for the exclusive use of Tenant or its Affiliates during the Lease Term.

B. If Tenant is entitled to and appropriately exercises its ROFO, Landlord shall prepare an amendment (the "Offering Amendment") adding the Offering Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rental, Rentable Area of the Premises, Tenant's Pro Rata Share and other appropriate terms. Tenant shall execute and deliver the Offering Amendment to Landlord within ten (10) days of the submission of such Offering Amendment by Landlord to Tenant.

C. Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of Offering Space or as of the date the term for Offering Space commences. The term for the Offering Space shall commence upon the date set forth in the Advice and thereupon Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice shall govern Tenant's leasing of the Offering Space and only to the extent that they do not conflict with the Advice, the terms and conditions of this Lease shall apply to the Offering Space.

D. The rights of Tenant hereunder shall terminate on the earliest to occur of 1) March 31, 1995, 2) the date on which Tenant executes the rejection portion of the Advice and 3) ten (10) days after the date of the Advice. If Landlord has a Prospect for Offering Space during the Offering Period and Landlord is not obligated to send Tenant an Advice under paragraph A above, Landlord may lease Offering Space to the Prospect or any other prospective tenant on whatever terms Landlord deems appropriate and Tenant shall have no further rights with respect to such Offering Space. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a Notice of Exercise within the ten (10) day period provided in paragraph A above, and (ii) Landlord does not enter into a lease for Offering Space with the Prospect or any other prospect within a period of six (6) months following the date of the Advice, Tenant shall once again have a Right of First Offer with respect to Offering Space.

E. For the purposes hereof, "prevailing market rate" means the rate charged in leases and amendments entered into within six (6) months prior to the date prevailing market rate is being determined in the Building and comparable buildings taking into consideration not only the rental rate but length of term, tenant improvements allowances, expense pass throughs, relocation costs and other concessions allowed to tenant.

2.   RENEWAL OPTION.

A. Tenant shall have the option to extend the Termination Date ("Renewal Option") from March 31, 1998 to March 31, 2003 (the period beginning April 1, 1998 and ending March 31, 2003 is referred to herein as the "Renewal Term"), if:

     1. Landlord receives notice of exercise ("Renewal Notice") on or before June 30, 1997;

     2. Tenant is not in default under this Lease at the time Landlord receives the Renewal Notice;

     3. no part of the Premises is sublet to a non-affiliate at the time Landlord receives the Renewal Notice;

     4. this Lease has not been assigned to a non-affiliate at the time Landlord receives the Renewal Notice;

     5. Tenant executes and returns the "Renewal Amendment" (subsection C) within fifteen (15) days of its submission to Tenant.

B. The annual Base Rental rate for the Premises during the Renewal Term shall equal the prevailing market rate for the first class office space of equivalent quality, size, utility and location in Dallas, Texas. Landlord and Tenant shall negotiate in an effort to mutually agree as to the Base Rental for the Renewal Term. If Landlord and Tenant have not agreed upon Base
Rental for the Renewal Term within one hundred eighty (180) days prior to the commencement of such Renewal Term, either party, by written notice to the other given within fifteen (15) days after the expiration of the one hundred eighty (180) day period, shall have the right to require Base Rental to be determined in accordance with the arbitration process provided below. If neither party makes such election within fifteen (15) days, Tenant's Option to Renew shall be deemed to be null and void and of no further force and effect. The arbitration process for the determination of Base Rental is as follows:

           (1) Landlord and Tenant shall each appoint a real estate appraiser who is familiar with rental values for properties in the vicinity of the Building. Each party will make the appointment no later than ten (10) days after receipt of notice from the other party that the appraisal process described in this paragraph 2.B had been invoked. The agreement of the two
     (2) appraisers as to the Base Rental for the Renewal Term will be binding upon Landlord and Tenant. If the two (2) appraisers cannot agree upon the Base Rental within ten (10) days following their appointment, they shall within another ten (10) days agree upon a third real estate appraiser. Immediately thereafter, each of the first two (2) appraisers will submit his best estimate of the appropriate Base Rental for the Renewal Term (together with a written report supporting such estimate) to the third appraiser and the third appraiser will choose between the two estimates. The estimate of Base Rental chosen by the third appraiser as the closest to the prevailing market rental rates will be bind upon Landlord and Tenant. Notification in writing of this estimate shall be made to Landlord and Tenant within fifteen (15) days following the selection of the third appraiser.

           (2) If appraisers must be selected under the procedure set out above and either Tenant or Landlord fails to appoint an appraiser or fails to notify the other party of such appointment within three (3) days after receipt of notice that the prescribed time for appointing the appraiser has passed, then the other party's appraiser will determine the Base Rental for the Renewal Term. All appraisers selected for the appraisal process set out in this paragraph 2.B will be disinterested, reputable, qualified real estate appraisers with the designation of MAI or equivalent and with at least five (5) years experience in appraising properties comparable to the Building.

           (3) If a third appraiser must be chosen under the procedure set out above he will be chosen on the basis of objectivity and competence, not on the basis of his relationship with the other appraisers or the parties of this Lease, and the first two (2) appraisers will be so advised. Although the first two (2) appraisers will be instructed to attempt in good faith to agree upon the third appraiser, if attempt in good faith to agree upon the third appraiser, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require the first two (2) appraisers to immediately submit its top choice for the third appraiser to the then highest ranking officer of the Dallas Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant. Such officer will have complete discretion to select the most objective and competent third appraiser from between the choice of each of the first two (2) appraisers, and will do so within twenty (20) days after such choice are submitted to him.

           (4) Either Landlord or Tenant may notify the appraiser selected by the other party to demand the submission of an estimate of Base Rental or a choice of a third appraiser as required under the procedure described above; and if the submission of such an estimate or choice is required and the other party's appraiser fails to comply with the demand within five (5) days after receipt of such notice, then the Base Rental or choice of the third appraiser, as the case may be, selected by other appraiser (i.e., the notifying party's appraiser) will be binding upon Landlord and Tenant.

           (5) Landlord and Tenant shall each bear the expense of the appraiser appointed by it, and the expense of the third appraiser and of any officer of the Dallas Bar Association who participates in the appraisal process described above will be shared equally by Landlord and Tenant.

           (6) For the purposes hereof, "prevailing market rate" means the rate charged in leases and amendments entered into within six (6) months prior to the date prevailing market rate is being determined in the Building and comparable buildings taking into consideration not only the rental rate but length of term, tenant improvements allowances, expense pass throughs, relocation costs and other concessions allowed to tenant; and all appraisers and other persons involved in the determination of the Base Rental for a Renewal Term will be so advised.

Tenant shall pay Basic Costs during the Renewal Term based on increases in excess of the Base Year. (The first year of the Renewal Term shall be the Base Year for the Renewal Term.) The Parking Charges for the Permits granted to Tenant in accordance with Exhibit E to the Lease shall equal the prevailing market rate charged by Landlord for reserved and non-reserved parking in the Building, as the case may be.

C. If Tenant properly exercised this Renewal Option, Landlord shall prepare the Renewal Amendment to reflect changes in Base Rental, monthly installments of Base Rental, Base Year, Termination Date and other appropriate terms. A copy of the Renewal Amendment shall be:

     1. sent to Tenant within a reasonable time after receipt of the Renewal Notice; and

     2. executed by Tenant and returned to Landlord in accordance with subsection 2.A.5 above.

3. AMERICANS WITH DISABILITY ACT. Landlord shall be responsible for complying with Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Building. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all repairs, additions, alterations or improvements necessary to comply with the notice of violation.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Exhibit F as of the date first written above.

                                  LANDLORD: Zell\Merrill Lynch Real Estate
                                  Opportunity Partners Limited Partnership II


ATTEST:                           BY: EQUITY ASSETS MANAGEMENT,INC., as agent

/s/  DEBORAH ARNDT                By:  /s/  RICHARD BERK
----------------------------         -----------------------------------------
Name (print): DEBORAH ARNDT       Name:  RICHARD BERK
             ---------------           ---------------------------------------
                                  Title: VICE PRESIDENT
----------------------------            --------------------------------------
Name (print):
             ---------------

                                  TENANT: Lafarge Corporation, a Maryland
                                  Corporation


ATTEST:

/s/  CAROLYN STIRES               By:  /s/  GORDON KENYON
----------------------------         -----------------------------------------
Name (print): CAROLYN STIRES      Name:  GORDON KENYON
              --------------           ---------------------------------------
/s/  SHARON L. ROGERS             Title: PRESIDENT, LAFARGE CONSTRUCTION
----------------------------             MATERIALS, SOUTHERN U.S. REGION
     SHARON L. ROGERS                    -------------------------------------
     -----------------------

                                 EXHIBIT F-1

                                OFFERING SPACE



                                     [MAP]

                                 Exhibit F-2


TO:                                 DATE:

                                    ADVICE

      RE: Lease (the "Lease" dated _________________ by and between Equity Assets Management, Inc. as Agent, and __________________________,
           for space in the Building located at ____________________________


Pursuant to the teams of the Lease, Tenant is hereby notified that the ______ _________ square feet on the ____ floor of the Building (as shown cross-hatched on the demising plan attached hereto as Exhibit 1) is available for lease to Tenant under the following conditions:



1.  BASERENT:                               4.  EXPENSE ESCALATION:

    a.  total:                              5.  TAX ESCALATION:

    b.  monthly:                            6.  SECURITY DEPOSIT:

2.  TERM:                                   7.  RENT CREDITS:

    a.  commencement date:                  8.  CONSTRUCTION:

    b.  expiration date:

3.  CPI OR OTHER FINANCIAL ESCALATION:

Accordingly, under the terms of the Lease, Tenant has the period stated in
Section 1.A. of Exhibit F of the Lease to exercise its right of first offer.

                                            EQUITY ASSETS MANAGEMENT, INC., as
                                            agent


                                            BY:
                                               -------------------------------



                              NOTICE OF EXERCISE


Tenant hereby accepts the above tender of the space (as shown on the demising plan attached hereto as Exhibit 1) and exercises its right to lease such space. This acceptance and exercise shall authorize Equity Assets Management, Inc. to forthwith prepare an amendment in accordance with Exhibit F of the Lease for execution by Tenant.

                                            TENANT:

                                            ----------------------------------



DATED:                                      BY:
      --------------------                     -------------------------------

                                            Its:
                                                ------------------------------


JCSROFO.5
04/22/92                               1

                                  REJECTION

Tenant hereby acknowledges the above tender of the space (as shown on the demising plan attached hereto as Exhibit 1) and hereby declines to lease said space.

                                            TENANT:

                                            ----------------------------------


DATED:                                      BY:
      --------------------                     -------------------------------

                                            Its:
                                                ------------------------------









JCSROFO.5
04/22/92                               2

                                  EXHIBIT G


                             HVAC Specifications


1. Heating, Ventilating and Air Cooling: Landlord shall, in accordance with the Lease, furnish, install, maintain and operate the integrated heating and cooling system consisting of variable air volume boxes, supply diffusers, return air light fixtures, and pneumatic thermostats to provide, in accordance with the working drawings of Tenant, cooling, dehumidification, ventilation and heating with capacity to produce the following results effective during normal operating hours established by the Lease and within tolerances normal in comparable office buildings:

    a. Heating capable of maintaining inside space conditions of not less than 70 degrees Fahrenheit when the outside air temperature is not less than 18 degrees Fahrenheit dry bulb;

    b. Air cooling capable of maintaining inside space conditions of 75 degrees Fahrenheit dry bulb and 55% relative humidity when outside conditions are 102 degrees Fahrenheit dry bulb and 78 degrees Fahrenheit wet bulb.

The foregoing is based upon occupancy density of not more than one (1) person for each one hundred fifty (150) square feet of floor area within the Premises and a maximum electric lighting and office machine load of three and one half (3.5) watts per square foot of floor area within the Premises. The HVAC system on the 2nd floor shall be divided into a minimum of 16 zones per floor which can be separately regulated.



















LAFARGEX.G                             1

                                   EXHIBIT H
                               JANITORIAL SERVICE

I.   General Cleaning (Nightly)

     A. Sweep all hard surface floors nightly and damp mop as needed but at least once a week.

     B. Vacuum all carpeted areas and rugs, moving light furniture other than desks, file cabinets, etc.

     C. Empty, clean and wipe as needed, all wastepaper baskets, ash trays, receptacles, etc.

     D.  Clean all cigarette urns nightly, and replace sand or water.

     E.  Remove wastepaper and waste materials to a designated area.

     F. Dust, wipe and clean all furniture, fixtures, telephones and window sills.

     G.  Wipe clean all glass furniture tops.

     H.  Dust all baseboards as needed but at least once a month.

     I. Dust all vinyl, plastic or leather covered chairs. Wipe and clean and hand vacuum as needed but at least once every two weeks.

     J. Wipe and clean glass partitions as required but no less than once a month.

     K.  Buff all hard surface floors once a week.

     L.  Clean all elevator tracks as needed.

     M.  Wipe and clean all water fountains and apply stainless finish.

     N. Keep service corridors on each floor, including lobby, in clean and orderly condition.

     O. Clean kitchen appliances, including but not limited to, microwave oven, coffee makers, ice makers, beverage dispensers and refrigerator (exterior only).

II.  Lavatories (Nightly)

     A.  Sweep and damp mop all flooring.

     B.  Wipe clean all mirrors, counter tops, chrome fixtures, etc.

     C.  Wipe clean with disinfectant all toilets, toilet seats, piping, etc.

     D. Wipe clean all toilet tissue, soap, towel and sanitary napkin dispensers and disposal units.

     E.  Wash all basins, bowls and urinals, and disinfect.

     F. Wipe clean all partitions, tiles and vinyl walls, enamel surfaces and dispensers and receptacles, using proper disinfectant.

     G.  Empty and clean paper towel and sanitary napkin disposal receptacles.

     H.  Fill toilet tissue holders, soap dispensers, and tower dispensers.

     I.  Remove waste paper and refuse to a designated area.

III. High Dusting - Office Area.

     Do all high dusting at least once in a month, including the following areas:

     A. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.

     B. Dust all vertical surfaces such as walls, partitions, ventilating louvers, fresh air grills and others not reached in nightly cleaning.

     C.  Dust exterior surfaces of all lighting fixtures.

     D.  Dust all window frames.

     E.  Vacuum exterior window drapes, or venetian blinds.

IV.  Periodic Cleaning - Office Area.

     A.  Wipe and clean all interior metal as necessary.

     B.  Clean all interior glass as needed.

     C. Dust all door louvers and other ventilating louvers within reach, as necessary.

     D. Remove all fingermarks, smudges and other marks from metal partitions and other surfaces as necessary.

     E. Clean all office doors as necessary, using clear water or approved cleaner.

     F. Strip and apply floor finish to resilient tile floors in demised premises once every three months; buff after application of floor finish.


V. Special Services (available upon Tenant's written request and at Tenant's expense. Landlord reserves the right for Tenant to be billed directly by the janitorial vendor).

     A. Wash dishes, glasses, silverware and other eating or drinking utensils. Load such utensils, where suitable, and activate the dishwasher. If the utensils exceed the capacity of one load, load, activate and remove the first load following cleaning; then, load and activate the remainder of the utensils. This service shall be provided at Tenant's expense at the prevailing quote by the janitorial vendor, currently quoted at $100.00 per month.

                            SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (Sublease") is made and entered into as of the 6th day of December, 1994, between Lafarge Corporation, a Maryland corporation (hereinafter called "Sublessor"), and The Management Alliance Corporation, a Texas corporation (hereinafter called "Sublessee"):

                                ARTICLE I
                               PRIME LEASE

     1.01 SUBLEASE SUBJECT TO PRIME LEASE. This Sublease is subject and subordinate to that certain Office Lease Agreement (hereinafter called the "Prime Lease") dated February 26, 1993 and executed by and between Zell/Merrill Lynch Real Estate Opportunity Partners Limited (hereinafter called the "Prime Lessor"), as lessor and Sublessor, as lessee, a copy of which is attached hereto as EXHIBIT A and made a part hereof for all purposes as if fully set forth herein.

     1.02 COMPLIANCE WITH PRIME LEASE. With the exception of the obligation to pay Base Rental pursuant to Section V.A. of the Prime Lease and to pay Additional Base Rental pursuant to Section V.A. thereof, Sublessee hereby covenants and agrees to comply with and perform, and does hereby assume, all obligations of Sublessor under the Prime Lease including, without limitation, all repair obligations, all insurance obligations, all obligations to pay utility charges and taxes, and all indemnification obligations of Sublessor thereunder, and any liability accruing from failure to pay same when due thereunder. Sublessee agrees that whenever the consent of Prime Lessor is required under the terms of the Prime Lease with respect to any action, Sublessee shall obtain the consent of Sublessor and of Prime Lessor prior to taking such action. Sublessee hereby covenants and agrees to promptly deliver to Sublessor copies of any and all notices or other correspondence received by Sublessee from Prime Lessor that might affect Sublessor in any manner and further agrees, notwithstanding Section 9.04 to the contrary, to so deliver same in the manner most appropriate to insure that Sublessor will be able to respond to any of such notices or other correspondence from the Prime Lessor within any time periods set forth in the Prime Lease.

     1.03 SERVICES. Sublessee hereby acknowledges and agrees that the only services, amenities and rights to which Sublessee is entitled under this Sublease are those to which Sublessor is entitled under the Prime Lease (subject to all the provisions, restrictions and conditions imposed in the Prime Lease). Sublessor shall in no event be liable to Sublessee for Prime Lessor's failure to provide any such services, amenities and rights nor shall any such failure be construed as a breach hereof by Sublessor or an eviction of Sublessee or entitle Sublessee to an abatement of any of the rentals under this Sublease, except and only to the extent that Sublessor receives an abatement under the Prime Lease with respect thereto.

     1.04 EXERCISE OF RIGHTS AND REMEDIES UNDER PRIME LEASE. Sublessee shall not have the right to exercise any of Sublessor's options or elections permitted or authorized under the Prime Lease, or to institute any action or proceeding against Prime Lessor for the enforcement of the Prime Lease. If Prime Lessor shall default in the performance of any of its obligations under the Prime Lease, Sublessor shall, upon the written request of Sublessee and at Sublessee's sole cost and expense, use its diligent good faith efforts to enforce the Prime Lease and obtain Prime Lessor's compliance with its obligations thereunder.

                                    ARTICLE II
                              DEMISE AND DESCRIPTION

     2.01 DEMISE OF LEASED PREMISES. Subject to and upon the terms and conditions set forth herein, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor for the term herein set forth, all of Sublessor's right, title and interest in and to the use and occupancy of the premises leased by Sublessor under the Prime Lease, same being approximately 7,041 square feet of rentable area located on the second floor in the building known as North Central Plaza Three Building, as shown outlined on Exhibit A to the Prime Lease (herein called the "Leased Premises").

     2.02 CONDITION OF THE LEASE PREMISES. Tenant acknowledges and agrees that it has inspected the Leased Premises and agrees to accept same in its present condition, "AS IS" and "WITH ALL FAULTS".

     2.03 DISBURSEMENT OF THE FINISH ALLOWANCE. Landlord hereby agrees to provide Sublessee with a finish allowance of up to 3.50 per square foot of rentable area in the Premises (the "Finish Allowance") to reimburse Sublessee for all costs incurred by Sublessee in connection with the construction of Sublessee's Improvements. The Finish Allowance shall (subject to the remaining provisions of this Section) be disbursed by Sublessor, from time to time, (but no more than once weekly) in an amount equal to the invoices and/or statements submitted to Sublessor and for which Sublessee has not been previously reimbursed or sought reimbursement. Sublessor shall make disbursements from the Finish Allowance within three (3) days after receipt of
(i) a request for reimbursement from Sublessee setting forth the amount sought to be reimbursed, (ii) acceptable invoices and statements supporting the amount requested by Sublessee and (iii) fully executed and acknowledged releases and waivers of liens and claims (to the extent of work theretofore performed), in form acceptable to Sublessor, from each of Sublessee's contractors and suppliers that is to receive any portion of the amount requested. Notwithstanding the foregoing, Sublessor shall not be required to pay any installment if any of Sublessee's Contractors or their respective subcontractors, suppliers and materialmen file or have given notice of intent to file a lien against the premises and/or the Building.

     2.04 DISCLAIMER OF WARRANTIES. SUBLESSEE ACKNOWLEDGES THAT NEITHER SUBLESSOR NOR PRIME LESSOR HAS MADE OR WILL MAKE ANY WARRANTIES TO SUBLESSEE WITH RESPECT TO THE QUALITY OF CONSTRUCTION OF ANY LEASEHOLD IMPROVEMENTS OR TENANT FINISH WITHIN THE LEASED PREMISES OR AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT SUBLESSOR AND PRIME LESSOR EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL
BE SUITABLE FOR SUBLESSEE'S INTENDED COMMERCIAL PURPOSES. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 1.04 HEREOF, SUBLESSEE'S OBLIGATION TO PAY RENTALS UNDER THIS SUBLEASE IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR
THE BUILDING (NOW OR IN THE FUTURE) OR THE PERFORMANCE BY PRIME LESSOR OF ITS OBLIGATIONS UNDER THE PRIME LEASE, AND SUBLESSEE SHALL CONTINUE TO PAY THE RENTALS HEREUNDER WITHOUT ABATEMENT, SETOFF OR DEDUCTION NOTWITHSTANDING ANY BREACH BY SUBLESSOR OF ITS DUTIES OR OBLIGATIONS HEREUNDER OR BY PRIME LESSOR OF ITS DUTIES OR OBLIGATIONS UNDER THE PRIME LEASE, WHETHER EXPRESS OR IMPLIED.

                                 ARTICLE III
                        TERM; SURRENDER OF POSSESSION

     3.01 TERM. Unless the Prime Lease is terminated sooner pursuant to the terms thereof, the term of this Sublease ("Term") shall be for the period commencing on January 1, 1995, and ending on March 30, 1998. Sublessee shall have access to the Premises for the purpose of constructing Sublessee's improvements on December 9, 1994. The terms and provisions of this Sublease Agreement shall be in full force and effect except that rent shall not be accruing.

     3.02 SURRENDER OF THE LEASED PREMISES. At the termination of this Sublease, by lapse of time or otherwise, sublessee shall deliver up the Leased Premises to Sublessor in as good condition as existed on the date of possession by Sublessee, ordinary wear and tear only excepted. Upon such termination of this Sublease, Sublessor shall have the right to re-enter and resume possession of the Leased Premises.

     3.03 HOLDING OVER. In the event of holding over by Sublessee after expiration or termination of this Sublease without the prior written consent of Sublessor, Sublessee shall pay as liquidated damages the greater of (i) double the amount of all base rental and additional rental which was payable by Sublessee immediately prior to such expiration or termination, and (ii) the then current market rental for the Leased Premises, pro rated on a daily basis for the entire holdover period.

                                  ARTICLE IV
                                     RENT

     4.01 BASE RENTAL. Sublessee hereby agrees to pay an annual base rental of Nine and 50/100 Dollars ($9.50) per square foot of net rentable area within the Leased Premises (net rentable area shall be deemed to be 7,041 square feet). Sublessee shall pay such base rental to Sublessor monthly without demand, for each and every month during the Term, in installments of Five Thousand Five Hundred Seventy-Four and 13/100 Dollars ($5,574.13) each. The rent for the first month shall be due on the date hereof.

     4.02 ADDITIONAL BASE RENTAL. Sublessee shall also pay to Sublessor monthly as additional rental the amount of any Additional Base Rental charged to Sublessor pursuant to Section V.A. of the Prime Lease for any month during the Term, if such Additional Base Rental were calculated on a Base Year of 1995 from the reports of Basic Costs provided by Prime Lessor to Sublessor. Upon request of Sublessee, Sublessor will provide Sublessee with copies of statements received by Sublessor from Prime Lessor with respect to the payment of Additional Base Rental under the Prime Lease. Within thirty (30) days following Sublessor's receipt from Prime Lessor of the final reconciliation of the annual Additional Base Rental pursuant to Section V.A. of the Prime Lease for each year during the Term, Sublessor and Sublessee shall likewise reconcile the additional rental payable by Sublessee pursuant to this Section
4.02 so that Sublessee shall pay the amount, and only the amount, of the actual Additional Base Rental charged to Sublessor for such year and calculated on a Base Year of 1995.

     4.03 PAYMENT OF RENTALS. Each monthly installment of base rental and additional rental due to Sublessor under this Sublease shall be payable by Sublessee on the first day of each calendar month at Sublessor's address herein set forth or at such other place as Sublessor shall designate in writing from time to time. If less than all of any calendar month or year occurs during the Term, rents for such partial month or year shall be prorated (at the per diem rate of $185.80) based on the actual number of days during such month or year occurring within the Term.

                                   ARTICLE V
                                QUIET ENJOYMENT

     5.01 COVENANT OF QUIET ENJOYMENT. Provided Sublessee has performed all of the terms, covenants, agreements and conditions of this Sublease, including the payment of rental and all other sums due hereunder, Sublessee shall peaceably and quietly hold and enjoy the Leased Premises against Sublessor and all persons claiming by, through or under Sublessor, for the term herein described, subject to the provisions and conditions of this Sublease and of the Prime Lease. Sublessor shall timely pay to Prime Lessor all payments of Base Rental and Additional Base Rental paid to Sublessor by Sublessee; and, Sublessor shall timely pay to Prime Lessor the difference between Base Rental and Additional Base Rental under the Prime Lease and Base Rental and Additional Base Rental under this Sublease.

     5.02  LIMITATION.  It is understood and agreed that the provision of
Section 5.01 and any and all other covenants of Sublessor contained in this Sublease shall be binding upon Sublessor and its successors only with respect to breaches occurring during its and their respective ownership of the Sublessor's interest hereunder. This Sublease is subject to and subordinate to all matters of public record in Dallas, Texas.

                                  ARTICLE VI
                          ASSIGNMENT AND SUBLETTING

     6.01 RESTRICTION. Sublessee shall not, without the prior written consent of Sublessor, assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease or any interest herein or sublet the Leased Premises or any part thereof, or permit the use of the Leased Premises by any party other than Sublessee. Any such assignment or subletting without such consent by Sublessor shall be void. Any such consent by Sublessor to any such assignment or subletting shall not release Sublessee from any of Sublessee's obligations hereunder or be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person.

     6.02 CONSENT DISCRETIONARY. Sublessor's consent to any proposed assignment or subletting may be withheld at the sole and absolute discretion of Sublessor, or may be given subject to the further consent of Prime Lessor.

                                  ARTICLE VII
                          INDEMNIFICATION AND EXCULPATION

     7.01 INDEMNITY. Sublessee shall indemnify Sublessor for and hold Sublessor harmless from and against all costs, expenses (including reasonable attorneys' fees), fines, suits, claims, demands, liabilities and actions resulting from any breach, violation or nonperformance of any covenant or condition hereof or from the use or occupancy of the Leased Premises by Sublessee or Sublessee's employees, agents, contractors, licensees and invitees.

     7.02 EXCULPATION. Sublessor shall not be liable to Sublessee or Sublessee's employees, agents, contractors, licensees or invitees for any damage to person or property resulting from any act or omission of any visitor to the Leased Premises except as Sublessor's own negligence may contribute thereto.

                                 ARTICLE VIII
                             DEFAULTS AND REMEDIES

     8.01 DEFAULT BY SUBLESSEE: REMEDIES OF SUBLESSOR. In case of any breach hereof by Sublessee, in addition to all other rights of Sublessor hereunder or available to Sublessor at law or equity, Sublessor shall have all the rights against Sublessee as would be available to the Prime Lessor against Sublessor under the Prime Lease if such breach were by Sublessor thereunder. If Sublessee defaults in the performance of any of the terms and provisions hereof and Sublessor places the enforcement of this Sublease in the hands of an attorney, Sublessee agrees to reimburse Sublessor for all reasonable expenses incurred by Sublessor as a result thereof including, but not limited to, reasonable attorneys' fees.

     8.02 LIEN FOR RENT. In consideration of the mutual benefits arising under this Lease, Sublessee hereby grants to Sublessor a lien and security interest on all property of Sublessee now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Sublessor herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Sublessor shall have and may enforce a security interest on all property of Sublessee now or hereafter placed in or on the Leased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises, and such property shall be and remain subject to such lien and security interest of Sublessor herein. The provisions of this paragraph relating to said lien and security interest shall constitute a security agreement under the Uniform Commercial Code so that Sublessor shall have and may enforce a security interest on all property of Sublessee now or hereafter placed in or on the Leased Premises, including but not limited to all fixtures, machinery, equipment, furnishings and other articles of personal property now or hereafter placed in or upon the Leased Premises by Sublessee. Sublessee agrees to execute as debtor such financing statement or statements as Sublessor may now or hereafter reasonably request in order that such security interest on interests may be protected pursuant to said Code. Sublessor may at its election at any time file a copy of this Lease as a financing statement. Sublessor, as secured party, shall be entitled to all of the rights and remedies afforded a secured party under said Code in addition to and cumulative of the Sublessor's liens and rights provided by law or by the other terms and provisions of this Lease.

     8.03 SECURITY DEPOSIT. As additional security for the faithful performance by Sublessee of all of the terms and conditions upon Sublessee's part to be performed, Sublessee has deposited with Sublessor a security deposit (the "Security Deposit") in the amount of $5,574.13. Such amount shall be returned to Sublessee, without interest, on the day herein set forth for the expiration of the Lease Term if Sublessee has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed. Sublessor shall not be required to keep the Security Deposit separate from its general funds. Sublessor may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Base Rental or Additional Base Rental, or to satisfy any other covenant or obligation of Sublessee hereunder, and Sublessee shall pay to Sublessor on demand a sum sufficient to restore the Security Deposit to its original amount, and upon the failure of Sublessee to do so, Sublessor may exercise any of the remedies available to it. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the absence of evidence satisfactory to Sublessor of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Sublessor may return the security Deposit to the original Sublessee, regardless of one or more assignments of this Sublease by Sublessee.

                                ARTICLE IX
                               MISCELLANEOUS

     9.01 AMENDMENT. No amendment, modification or alteration of the terms hereof shall be binding unless the same shall be in writing, dated subsequent to the date hereof and duly executed by the parties hereto.

     9.02 HEADINGS; INTERPRETATION. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Sublease. Whenever the context of this Sublease requires, words used in the singular shall be construed to include the plural and vice versa and pronouns of whatsoever gender shall be deemed to include and designate the masculine, feminine or neuter gender.

     9.03 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Sublease may be executed by one or more parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

     9.04 NOTICES. Subject to Article 1.02 hereof, all notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by United States certified or registered mail, postage prepaid, return receipt requested, if to:

          Sublessor:

                Lafarge Corporation
                11130 Sunrise Valley Drive, Suite 300
                Reston, VA 22091-4300
                Attention: David C. Jones,
                           Vice President-Legal Affairs

          With a copy to:

                William R. Wright
                Thompson & Knight, P.C.
                1700 Pacific Avenue, #3300
                Dallas, TX 75201

          Sublessee:

          Gary Steeds, President
          The Management Alliance Corporation
          5001 Spring Valley, Suite 290 West
          Dallas, Texas 75244

          with a copy to:

          M. Ted Dillard
          Diversified Human Resources Group, Inc.
          15770 Dallas Parkway, Suite 400
          Dallas, Texas 75248

     or to such other addresses as any party hereto may, from time to time, designate in writing delivered in a like manner.

     9.05 SUCCESSORS AND ASSIGNS. This sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns in accordance with the terms of this Sublease.

     9.06 TIME OF THE ESSENCE. Time is of the essence in the performance by Sublessee of its obligations hereunder.

     9.07 BROKERAGE COMMISSIONS. Sublessor has agreed to pay a brokerage commission to Fults Associates ("Broker") pursuant to a separate agreement between Sublessor and Broker. Fults Associates has agreed to pay a brokerage commission to Mark Jordan ("Sublessee's Broker") pursuant to a separate agreement between Broker and Sublessee's Broker. Sublessor and Sublessee hereby represent and warrant each to the other that they have not employed any agents, brokers or other such parties in connection with this Sublease other than Broker and Sublessee's Broker, and each agrees that they shall hold the other harmless from and against any and all claims of all other agents, brokers or other such parties claiming by, through or under the respective indemnifying party.

     9.08 WAIVER OF LIEN BY SUBLESSEE. Sublessee shall have no right, and Sublessee hereby waives and relinquishes all rights which Sublessee might otherwise have, to claim any nature of lien against the Complex or to withhold, deduct from or offset against any Rent or other sums to be paid to Sublessor by Sublessee, except as expressly provided under this Sublease.

     9.09 REMEDIES CUMULATIVE; APPLICABLE LAW. All rights and remedies of Sublessor under this Sublease shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this Sublease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

     9.10 ENTIRE AGREEMENT. The terms and provisions of all Schedules and Exhibits described herein and attached hereto are hereby made a part hereof for all purposes. This Sublease constitutes the entire agreement of the parties with respect to the subject matter hereof, and all prior correspondence, memoranda, agreements or understandings (written or oral) with respect hereto are merged into and superseded by this Sublease.

     9.11 AUTHORITY. Sublessee warrants, represents and covenants that (a) it is a duly organized and existing legal entity under the laws of the state in which it is organized, and in good standing in the State of Texas, (b) it has full right and authority to execute, deliver and perform this sublease,
(c) the person executing this sublease on behalf of Sublessee was authorized to do so and (d) upon request of Sublessor, Sublessee will deliver to sublessor satisfactory evidence of the due authorization, execution and delivery of this Sublease by Sublessee.

     9.12 SEVERABILITY. If any term or provision of this Sublease, or the application thereof to any person or circumstance, shall to any extent by invalid or unenforceable, the remainder of this Sublease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Sublease shall be valid and shall be enforceable to the extent permitted by law.

     9.13 NO RECORDING. This Sublease (including any Exhibits hereto) shall not be recorded without the prior written consent of Sublessor.

     9.14 PARKING. Sublessee shall be entitled to utilize the parking privileges provided to Sublessor pursuant to Exhibit E of the Prime Lease, for which Sublessee shall reimburse Sublessor monthly, together with the payment of rentals pursuant to Section 4.03 above, the amount, if any, which Sublessor is obligated therefor pursuant to the Prime Lease.

     9.15 PRIME LESSOR'S CONSENT REQUIRED. Sublessee acknowledges that, pursuant to the provisions of the Prime Lease, Sublessor is required to obtain Prime Lessor's written consent to this Sublease, and accordingly, that the obligations of Sublessor hereunder are expressly subject to Sublessor obtaining such consent. If Prime Lessor's written consent to this Sublease is not obtained by 5:00 p.m. Central time on December 8, 1994, this Sublease agreement shall automatically terminate and be of no further force and effect.

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

     IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease effective as of the date and year first written above.

                                       "Sublessor"

                                       Lafarge Corporation



                                       By:  James E. Fowler
                                          ------------------------------------
                                       Name:  James E. Fowler
                                       Title: Authorized Representative



                                       "Sublessee"

                                       The Management Alliance Corporation




                                       By:  Gary Steeds
                                          ------------------------------------
                                       Name:  Gary Steeds
                                       Title: President

CONSENTED AND AGREED
this          day of December, 1994:
     --------

"Prime Lessor"

Zell/Merrill Lynch Real Estate
Opportunity Partners Limited



By:
   ----------------------------------
Name:
      -------------------------------
Title:
      -------------------------------


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